Exhibit 10.6

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LEAVE AND LICENSE AGREEMENT

THIS AGREEMENT OF LEAVE AND LICENSE made and entered into at Mumbai this 23rd day of August, 2022 BY AND BETWEEN

OFFBEAT DEVELOPERS PRIVATE LIMITED, a company incorporated under the Companies Act, 1956 and having its registered office at C/o Market City Resources Private Limited, R. R. Hosiery Building, Shree Laxmi Woollen Mills Estate, Opposite Shakti Mills, Off Dr. E Moses Road, Mahalaxmi, Mumbai - 400 011, and its Administrative Office at Phoenix Market City, Mall Office, L.B.S. Road, Kurla (West), Mumbai - 400070, hereinafter referred to as the "**LICENSOR**" of the **One Part;**

AND

Newcentury Trading (India) Private Limited (CIN: U51100TG2015PTC099239), a company incorporated under the Companies Act, 1956 and having its registered office at SVM LLP, Door No.1/615 Gandhi Street, Jalladianpet Chennai Chennai TN 600100 and the at 5th floor Main Building, Guna Complex, New No. 443 & 445, Mount Road, Teynampet, Chennai - 600 018 hereinafter referred to as the "**LICENSEE**" of the **Other Part:**

The LICENSOR and the LICENSEE are wherever the context may so require, collectively referred to as the **"Parties" and individually referred to as the "Party".**

"Agreement" or "the Agreement" or "this Agreement" means this Leave and License Agreement together with all the annexures, appendices and schedules attached hereto.

WHEREAS:

A. The LICENSOR is in possession of and is sufficiently entitled to plot of land bearing CTS Nos. 124/A, 124/C, 124/D to 124/E and 124/F situated at L. B. S. Marg, Kurla (West), Mumbai - 400 070, Taluka - Kurla, in the registration district & sub-district of Mumbai city & Mumbai Suburban (hereinafter referred to as the "**said Plot**") and has developed a retail and entertainment complex known as "Phoenix Marketcity Mumbai " on the said Plot (hereinafter also referred to as the "**said Mall**").

B. The LICENSOR has built a Mall and to this end has invested substantial sums of money towards land, infrastructure, capital equipment, interiors and operating expenses. The LICENSEE recognizes this fact and also that the said Mall is a premium mall of international standards with national and international brands. The LICENSEE has sought from the LICENSOR permission to use limited space within the Mall i.e. the Licensed Premises (defined below), during limited hours, 7 (seven) days a week save and except on those days on which the said Mall is closed. Further, the LICENSEE recognizes that for proper operation of the said Mall, the LICENSOR has put in to place rules and regulations which the LICENSEE unconditionally agrees to adhere to, including any modifications thereof, that the LICENSOR may bring out from time to time for operating the said Mall in accordance with the standards, as the LICENSOR deems appropriate.

C. The LICENSEE has sought permission from the LICENSOR to use the Licensed Premises purely on a leave and license basis to carry out Permitted Business, which the

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LICENSOR has agreed to for limited hours, on the terms and conditions contained herein. **"Permitted Business"** means the business of selling/promoting Home Furniture & Furnishings from the Licensed Premises under the brand name **"HomesToLife"**.

D. The LICENSEE is the registered owner of the trademark **"HomesToLife"** and is entitled to use the intellectual property and is permitted to trade, market and sell the goods/products/services under the brand name **"HomesToLife"** as a registered proprietor of the brand name in India under the Trade Marks Act 1999. The use of the brand name **"HomesToLife"** does not infringe the intellectual property of any other person/entity whether in India or abroad.

E. The LICENSEE acknowledges that the LICENSOR is the sole and absolute owner of the said Mall and the Licensed Premises and that the LICENSOR has permitted the LICENSEE use of the Licensed Premises on limited license for use during limited hours on such days as the said Mall is open, subject to compliance of this Agreement by the LICENSEE.

F. The LICENSOR has and will continue to have at all times sole and exclusive possession and control of the said Mall (including all common areas and all other areas which may form part of the ingress/egress to the Licensed Premises) and retains the sole and absolute right and discretion to lock the said Mall, including any premises therein, during limited hours, including the premises which is being licensed to the LICENSEE pursuant to this Agreement.

G. The LICENSEE agrees to pay the LICENSOR License Fees and other charges for the use of the Licensed Premises.

H. The LICENSEE has confirmed through the certificate of a Chartered Accountant to the LICENSOR that the paid up capital of the LICENSEE is more than Rs.1,00,00,000/- (Rupees One Crore Only) as on date and has itself further represented that it shall not reduce the same during the subsistence of this Agreement.

I. The LICENSOR has agreed to the LICENSEE for carrying out its Permitted Business from the Licensed Premises in compliance with this Agreement.

NOW THIS AGREEMENT WITNESSETH:

OFFBEAT DEVELOPERS PVT. LTD.

New Century Trading India Private Limited Chennai

New Century Trading India Private Limited Chennai

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I. PREMISES

1. At the request of the LICENSEE, the LICENSOR hereby permits the LICENSEE to have use of Unit No.F-67,68,69 admeasuring 5117 square feet of carpet area equivalent to 7880 square feet of chargeable area on the First Floor (Ground Floor as per BMC Plan) of the said Mall, situated at L.B.S. Marg, Kurla (West), Mumbai shown delineated by red boundary line on the Plan being **Annexure 'A'** hereto (hereinafter referred to as the "**Licensed Premises**") purely on a leave and license basis for carrying out its Permitted Business on the terms and conditions specified in this Agreement.

2. The LICENSOR agrees to execute the following works within the Licensed Premises at its own cost:

   - Erecting at its sole discretion either lightweight and/ or standard brick partition walls excluding front façade segregating the Licensed Premises from other units of the said Mall
   - Providing a cable for electricity with a meter at a single point location
   - Providing a telephone cable at a single point location
   - Providing an internet cable at a single point location
   - Piped water supply for sprinkler system at a single point location
   - Piped chilled water supply to handle 1TR/250 Sq. ft. for air conditioning of Licensed Premises at a single point location. It is clarified that air handling units or fan coil units and all low side air conditioning equipment and fixtures will be purchased and installed by the LICENSEE at its own cost

II. TERM

1. The license granted herein by the LICENSOR shall, subject to Clause II (2) herein below, be a limited license for a period of 59(fifty nine) months and shall commence from 8th October, 2022 i.e. the "**Commencement Date"** (which shall be the date on which the period of the license granted under this Agreement, the date on which the LICENSEE must commence its fit-out works within the Licensed Premises and date from which payments under this Agreement commences) and expire on 7th September, 2027 (**"License Term"**).

2. It is specifically agreed by and between the LICENSOR and the LICENSEE that the license granted under this Agreement shall be reviewed prior to the end of the 36th (thirty sixth) month and continued from the 37th (thirty seventh) month to the 59th (fifty ninth) month subject to the LICENSEE fulfilling all the following conditions:

   a. the LICENSEE has not committed a breach during the initial term of 35 (thirty five) months which is not Cured for a period of 30 (thirty) days as envisaged in Clause XIII (BREACHES AND CONSEQUENCES) of this Agreement;

   b. the LICENSEE has not been in Material Breach of this Agreement;

   c. between the 28th (twenty eighth) month and 35th (thirty fifth)month, the LICENSEE has delivered to the LICENSOR a notice along with the escalated License Fee Security Deposit and CAM Security Deposit amounts, confirming its

OFFBEAT DEVELOPERS PVT. LTD.

New Century Trading India Private Limited Chennai

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intention to continue the license granted under this Agreement from the 37th (thirty seventh) month to the 59th (fifty ninth) month.

The LICENSOR may waive this requirement of compliance with sub-clause 2 at its sole discretion.

In case the LICENSEE is in compliance of the terms and conditions mentioned in sub-clause a, b & c hereinabove, the license granted under this Agreement shall continue and be in force from the 37th (thirty seventh) month to the 59th (fifty ninth) month. In case the LICENSEE is not in compliance of any of the terms and conditions mentioned in sub-clause a, b & c hereinabove, then the LICENSOR is entitled, at its sole option to terminate this Agreement at the end of the 36th (thirty sixth) month and the provisions of Clause XVII (CONSEQUENCES OF TERMINATION AND/ OR EXPIRY) would apply.

III. LIMITED LICENSE

1. The LICENSOR hereby permits under its license a bare, non-exclusive, limited license to use the Licensed Premises for limited hours within Mall Timings for the LICENSEE to carry out only its Permitted Business strictly in accordance with the terms and conditions stated in this Agreement. "**Mall Timings**" means the timing on all working days during which the LICENSEE shall conduct its Permitted Business in the Licensed Premises which are 11.00 am to 9.30 pm. The Mall Timings shall be communicated from time to time by the LICENSOR vide the said Mall rules and regulations. Such timings shall be at the sole discretion of the LICENSOR and may be amended from time to time by the LICENSOR and communicated to the LICENSEE. Working days shall be all days on which the said Mall and Licensed Premises shall remain open except such days when the management of the LICENSOR decides to keep the said Mall and Licensed Premises closed for special reasons. The LICENSEE also acknowledges and accepts that during the non-mall operating hours, services such as common area air-conditioning, common area lighting, utilities, etc. may not be functional or available and the LICENSEE, its visitors or employees may be required to use a separate designated entrance or exit for ingress or egress as may be decided by the LICENSOR at its sole discretion.

2. The "**Access Timings**" means the timing on all working days during which the LICENSEE and its authorized staff can enter the said Mall and Licensed Premises for the purpose of stocking and cleaning and attending to related works which will be 2 (two) hours prior to commencement of Mall Timings in the morning and 1 (one) hour after closure of Mall Timings, on all working days and are subject to change from time to time at the sole discretion of the LICENSOR. The entry and exit of the LICENSEE and its authorised staff during the Access Timings will be regulated by the LICENSOR. The Access Timings will be notified on case to case basis including for the LICENSEE.

3. The LICENSEE agrees and binds to adhere to both the Access Timings and the Mall Timings promptly and will not dispute or question or violate the aforesaid discipline in adherence to the Access Timings and Mall Timings.

Offbeat Developers Pvt. Ltd.

New Century Trading India Private Limited Chennai

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4. The LICENSOR shall always continue to have control, possession of and unobstructed access to the Licensed Premises. It is the common intention of both Parties that the LICENSEE is permitted to use the Licensed Premises under the LICENSOR's leave and license and that no right of tenancy, lease or any other nature whatsoever is created in the Licensed Premises.

5. It is the common intention of both Parties that, nothing contained herein shall be deemed to mean or include and shall not be construed to create any right, title or interest or any tenancy, lease or any right of any other nature whatsoever in favour of the LICENSEE in respect of the Licensed Premises or any part of the said Mall or the said Plot and the LICENSEE does hereby specifically covenant with the LICENSOR that it only has the LICENSOR's permission to use the Licensed Premises as provided herein and that it shall not, at any time and under any circumstances claim any right, title or interest whatsoever including tenancy, lease or possession in respect of the Licensed Premises or any part of the said Mall or the said Plot and this is the essence of this Agreement and the fundamental understanding between the Parties on which the permission to use the Licensed Premises has been granted.

6. The original keys to the door(s) of the Licensed Premises shall always remain with the LICENSOR. A duplicate set of keys shall be given by the LICENSOR to the LICENSEE. The LICENSOR shall in no way be responsible or liable for any kind of legal or financial liability arising out of retaining the keys and the LICENSEE agrees not to make any claims against the LICENSOR in this regard. It is agreed by the LICENSEE that the LICENSOR or its staff shall not be liable for the loss or damage to the LICENSEE's belongings lying in the Licensed Premises whatever may be the cause of such loss or damage.

7. The LICENSEE acknowledges that the LICENSOR shall lock the said Mall beyond the Mall Timings and the Licensed Premises beyond the Access Timings. The LICENSEE shall not alter or cause to be altered the existing lock or locking device installed by the LICENSOR, since the LICENSOR shall perpetually be in possession and control of the Licensed Premises. Should the LICENSEE alter or cause to be altered the existing lock or locking device installed by the LICENSOR or install its own lock to the door of the Licensed Premises, then in such an event the same shall constitute a Material Breach and the LICENSOR shall have the option to terminate this Agreement and in addition, the LICENSOR has the irrevocable and unequivocal consent of the LICENSEE to break and remove any such lock or door (s). It is explicitly understood that under no circumstances shall the LICENSOR be liable for any loss, theft, financial or legal liability or other such consequence/event and the LICENSEE agrees to keep the LICENSOR indemnified and harmless against any loss or damage that may be caused to the LICENSEE in this regard. The LICENSEE undertakes to keep all cash and valuables safe and secure entirely at its own costs and consequences.

8. The LICENSEE agrees to abide by all rules and regulations formulated by the LICENSOR in respect of the said Mall as may be amended from time to time and further consents that it shall not, at any time, object to any changes or modifications made by the LICENSOR.

OFFBEAT DEVELOPERS PVT. LTD.

New Century Trading India Private Limited Chennai

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9. The LICENSEE has also vide a resolution dated 01/08/2022 passed by its board of directors (annexed hereto as **Annexure 'B'**) confirmed that it will use the Licensed Premises only under the LICENSOR's leave and license for a limited and temporary period upto a maximum of 59 (fifty nine) months and will vacate from the Licensed Premises at the end of the term, or on sooner determination of this Agreement in accordance with the terms of this Agreement which draft has been approved by the board of directors of the LICENSEE.

IV. **FIT OUT WORKS**

1. "**Fit Out Works**" means all works of renovation and interior decoration (not amounting to erection of permanent structure or resulting in structural or permanent changes) which are necessary for the LICENSEE to commence operations from the Licensed Premises including false ceiling, interior fit-outs, electrical and telecom fitouts, furnishings, fittings, furniture and fixtures, civil finishes, store front façade, internal façade, internal wiring, electrical panels, internal firefighting equipment, firefighting fitouts including sprinkler system and internal smoke detection equipment, internal air handling units, merchandise, etc.

2. "**Fit Out Period**" means a period of 90 days commencing from the Commencement Date and ending on 5th January, 2023, from the Commencement Date during which the LICENSEE agrees to commence and complete the Fit-Out Works within the entire Licensed Premises.

3. The LICENSEE agrees to execute and complete all the Fit out Works at its own cost and consequences within the Fit-Out Period as per the rules, regulations and guidelines of the said Mall which may be amended by the LICENSOR from time to time by way of notices or fit out manual. Such Fit-out Works shall be subject to the approval of the LICENSOR and the statutory authorities as required.

4. The LICENSEE agrees that it shall carry out its Fit-Out Works in accordance with the rules, regulations and guidelines of the said Mall which may be amended by the LICENSOR from time to time by way of notices or fit out manual. The LICENSEE agrees that it shall provide to the LICENSOR fully dimensioned fit-out designs/ drawings in respect of the Licensed Premises, detailing the floor plan layout, shop front, type of materials proposed to be used, interior display, furniture and fixtures, interior colour scheme, type and thickness of flooring proposed to be used etc. All workmanship and materials shall be in compliance with all electrical, fire and other safety norms and in conformity with Bureau of Indian Standard specifications/ codes of practice and /or relevant international standards etc.

5. The LICENSEE agrees that all design drawings will be prepared in accordance with accepted industry standards and norms and will be submitted by the LICENSEE for approval by the LICENSOR or its nominees.

6. The LICENSEE acknowledges that it is critical for the utility and success of the said Mall that all the licensees are operational at the earliest and recognizes that no extensions (either for commencing/completing fit-outs or for commencing operations from the licensed premises) are possible for individual licensees without adversely affecting the said Mall. The LICENSEE therefore agrees that time is of the

OFFBEAT DEVELOPERS PVT. LTD.

New Century Trading India Private Limited Chennai

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essence and further covenants that it shall complete Fit-Out Works within the Licensed Premises in accordance with the permission granted by the LICENSOR strictly within the Fit-Out Period. In case the LICENSEE is unable to complete Fit-Out Works of the entire Licensed Premises within the Fit-Out Period, the LICENSOR at its option may consider this as a Material Breach.

7. Without prejudice, and in addition, to rights and remedies of the LICENSOR under the applicable provisions of Clause V and Clause XIV (MATERIAL BREACH) and the provisions of sub-clause (8) herein below, in the event that the LICENSEE fails to commence Fit Out Works on the Commencement Date i.e. 8th October 2022, the LICENSEE shall be liable to bear and pay the sum of Rs.10,000/- (Rupees Ten Thousand only) per day to the LICENSOR for each day of delay in commencement of Fit Out Works from the Commencement Date, as and by way of pre-estimated liquidated damages (which the Parties consider to be reasonable, and not as a penalty).

8. Without prejudice, and in addition, to the rights and remedies of the LICENSOR under the applicable provisions of Clause V and Clause XIV (MATERIAL BREACH) and the provisions of sub-clause (7) hereinabove, in the event that the LICENSEE fails to complete Fit Out Works by the expiry of the Fit Out Period, and/or fails to fully commence operations of the Permitted Business in and from the entire Licensed Premises on the date following the expiry of the Fit Out Period, the LICENSEE shall be liable to bear and pay to the LICENSOR an amount per day equivalent to 50% of the Monthly Fixed License Fees, CAM and other charges payable under this Agreement, as and by way of pre-estimated liquidated damages, (which the Parties consider to be reasonable and not as a penalty) for the number of days of delay in commencement of operations. It is clarified that the above charges shall be payable in addition to/over and above the regular Fixed License Fee, CAM and other charges which shall become payable from the date following the expiry of Fit Out Period. In view of the above the LICENSEE shall be liable to pay 150% of the Fixed License Fee, CAM and other charges for the number of days of delay in commencement of operations from the Licensed Premises.

9. In the event that the LICENSEE fails to complete Fit-Out Works for any reason whatsoever, this shall not be a ground for waiver of any amounts payable to the LICENSOR or otherwise relieve the LICENSEE in any way from the performance and observance of the covenants, conditions, stipulations or deeds herein contained and on its part to be performed and observed.

10. Prior to commencement of Fit-Out Works, the LICENSEE specifically agrees that it shall submit and obtain specific approvals from the LICENSOR for all electrical layouts, fire safety systems, drainage system, pollution control measures, air conditioning, internal layouts and such other internal works and shall also submit appropriate indemnities in the LICENSOR's format for carrying out the Fit Out works. In case any modifications, additions or alterations are required in the fire fighting, electrical and other systems already installed in the Licensed Premises, the LICENSOR, shall, if feasible make such changes and be entitled to recover from the LICENSEE all additional costs incurred on this account at 1.5 times of the estimated cost.

OFFBEAT DEVELOPERS PVT. LTD.

New Century Trading India Private Limited
Chennai

11. The LICENSEE acknowledges that all access of labour and construction material to the said Plot, said Mall and/or the Licensed Premises during the Fit-Out Period, will be at the sole discretion of the LICENSOR; however the LICENSEE shall be solely responsible to ensure that such personnel and access is strictly in accordance with the rules and regulations formulated by the LICENSOR in respect of the said Mall as may be amended from time to time.

12. During the Fit-Out Period, the LICENSEE shall strictly comply with all the terms and conditions stated in this Clause IV (FIT OUT WORKS). Any default in such compliance shall be deemed as a Material Breach and the consequences as stated in Clause XV (CONSEQUENCES OF MATERIAL BREACH) shall follow; additionally, the LICENSOR shall be entitled to claim adequate compensation, forfeit Security Deposits and claim Fixed License Fees for the balance License Term.

V. LICENSE FEES, OTHER CHARGES, PAYMENTS AND RELATED OBLIGATIONS

A. License Fees

"License Fees" shall be the amount payable by the LICENSEE to the LICENSOR every month in lieu of the use of the Licensed Premises as a LICENSEE for carrying out the Permitted Business in accordance with the terms and conditions as contained herein. The License Fees so payable by the LICENSEE to the LICENSOR shall be the higher of "**Fixed License Fees**" (defined below) payable in advance, every month without demand or "**Variable License Fees**" (defined below) as set out hereinbelow. The due date of payment for the Fixed License Fees shall be the 1st of each and every month ("Due Date for Fixed License Fee"). However, the LICENSEE may be permitted by the LICENSOR to make such payment on or before the 7th day of each month.

2. Fixed License Fees shall be the minimum amount of monthly license fees that the LICENSEE shall pay to the LICENSOR in the manner set out below:

For the period from 6th January, 2023 or commencement of Permitted Business, whichever is earlier, till 5th January, 2024 or end of 12 months from the commencement of Permitted Business whichever is earlier, the LICENSEE shall regularly pay the Fixed License Fees approximately at the rate of Rs.90/- (Rupees Ninety Only) per sq. ft. per month on chargeable area [approximately at the rate of Rs.138.60/- (Rupees One Hundred Thirty Eight and Paise Sixty Only) per sq. ft. per month on carpet area] of the Licensed Premises amounting to Rs.7,09,200/- (Rupees Seven Lakh Nine Thousand Two Hundred Only) per month in advance to the LICENSOR, subject to deduction of TDS and other applicable statutory payments.

For the period from 6th January, 2024 or 13th month from commencement of Permitted Business whichever is earlier till 5th January, 2026 or the end of 36th month from commencement of Permitted Business whichever is earlier, subject to the terms and conditions as stipulated under this Agreement the LICENSEE shall regularly pay the Fixed License Fees approximately at the rate of Rs.105/- (Rupees One Hundred Five Only) per sq. ft. per month on chargeable area [approximately at the rate of Rs.161.70/- (Rupees One Hundred Sixty One and Paise Seventy Only) per sq. ft. per month on carpet area] of the Licensed Premises amounting to Rs.8,27,400/-

(Rupees Eight Lakh Twenty Seven Thousand Four Hundred Only) per month in advance to the LICENSOR, subject to deduction of TDS and other applicable statutory payments.

For the period from 6th January, 2026 or 37th month from commencement of Permitted Business whichever is earlier till 7th September, 2027 subject to the terms and conditions as stipulated under this Agreement the LICENSEE shall regularly pay the Fixed License Fees approximately at the rate of Rs.120.75/- (Rupees One Hundred Twenty and Paise Seventy Five Only) per sq. ft. per month on chargeable area [approximately at the rate of Rs.185.95/- (Rupees One Hundred Eighty Five and Paise Ninety Five Only) per sq. ft. per month on carpet area] of the Licensed Premises amounting to Rs.9,51,510/- (Rupees Nine Lakh Fifty One Thousand Five Hundred Ten Only) per month in advance to the LICENSOR, subject to deduction of TDS and other applicable statutory payments.

3. Variable License Fees is the agreed percentage of the monthly Total Net Sales (defined below) generated at the Licensed Premises which the LICENSEE agrees to pay to the LICENSOR every month during the License Term. The LICENSEE agrees to pay to the LICENSOR Variable License Fees at 9% of the monthly Total Net Sales actually achieved from Licensed Premises every month during the License Term.

4. **"Total Net Sales"** shall mean and include:

   (a) all gross proceeds, collections, receipts and incomes from all transactions of every kind generated in/from or attributable to the Licensed Premises.

   These proceeds, collections and receipts may be generated from any of the following:

   - Sale/ exchange/replacement of goods and/ or services
   - orders in advance for goods and/ or services to be delivered in future
   - online orders/orders received through the LICENSEE's online portal or any other online portal having direct or indirect tie-up with the LICENSEE
   - Omni channel sales/Online sales / sales through any other medium as described in Clause V (A) 4(b) below
   - mail orders
   - catalogue orders
   - any ancillary services, tangible or intangible
   - bought out items
   - commissionaires & concessionaires
   - outsourcing of services and/ or goods to be sold by a third party
   - Issuance and redemption of Gift Vouchers
   - proceeds from advertisements or sponsorships, memberships or subscriptions
   - Any other source of collections and receipts accruing from or within the Licensed Premises.
   - Any sales accrued using the Merchant ID/Terminal ID/ PayTM account and / or such similar payment mechanisms of the Licensed Premises and/or LICENSEE;

   The above streams will also be deemed to mean and include all proceeds, collections and receipts, wherever accruing to the LICENSEE, but originating from visits/calls to and orders placed in or from the Licensed Premises and delivery orders

OFFBEAT DEVELOPERS PVT. LTD.

New Century Trading India Private Limited Chennai

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originating from/placed at the Licensed Premises(whether goods are delivered from the inventory of the Licensed Premises or from any other place including but not limited to any godown/warehouse where LICENSEE's goods are stored (irrespective of whether invoicing is done at the Licensed Premises or not).

The proceeds, collections and receipts mentioned above may be either in the form of cash, credit cards, debit cards, cheques, drafts, pay-orders, credit, barter, goods or services, payments in installment, online transfers, e-wallets , bank transfer, UPI, scan and pay options, Bharat QR, RTGS or any other form of payment derived from the activities of the LICENSEE from the Licensed Premises. However, these proceeds, collections and receipts would exclude refunds, rebates and discounts of a similar nature, given, paid or returned in the course of business and will also exclude GST payable by the LICENSEE.

(b) **"Omni Channel Sales/Online Sales/ e- commerce Sales / Sales through any other medium"** shall mean and include transactions of sale which are not recorded on the Point of Sales device/instrument (POS) installed by the LICENSEE at the Licensed Premises, but which are wholly or partially effected therefrom, by utilizing the Licensed Premises location for any aspect of the said transactions, including but not limited to order placement, invoicing, payment, delivery, storage, pick-up, exchange, etc.

An illustrative but not exhaustive list of such types of transactions is given below:

(i) Order is placed at the Licensed Premises but any one of the activities of invoicing, payment, delivery, etc. is carried out from a location other than the Licensed Premises, whether physical or online.

(ii)Order is placed at a location other than the Licensed Premises, whether physical or online, but any one of the activities of invoicing, payment, delivery, etc. is carried out from the Licensed Premises and is not recorded on the POS;

(iii)Order is placed and payment is also made at the Licensed Premises but not recorded on the POS but instead, the invoice is generated online and merchandise is delivered at a location other than the Licensed Premises.

(iv)Order is placed and payment is also made at a location other than the Licensed Premises, but the merchandise is taken from the inventory of the Licensed Premises.

(v)Order is placed and merchandise is delivered at a location other than the Licensed Premises, but any one of the activities of invoicing or payment is carried out from the Licensed Premises, and is not recorded in the POS.

(vi)Order is placed and/or merchandise is delivered from the Licensed Premises to marketplace operators/aggregators using apps/websites, whether payment is received at the Licensed Premises or not.

(vii)Order is received by LICENSEE using direct sales technique i.e. venue marketing, direct to home visit/ delivery/ via apps/ websites etc. and as such the sale does not originate from the Licensed Premises but is handled by the

LICENSEE's staff in the Licensed Premises and/or payment is accrued using the Merchant ID/Terminal ID/ PayTM account or similar payment mechanisms in the Licensed Premises of the LICENSEE or its affiliates/associates.

5. If in any calendar month during the License Term the Variable License Fees is higher than the Fixed License Fees then such surplus amount shall be paid by the LICENSEE to the LICENSOR in the manner set out in Clause VIII (PAYMENT MECHANISM) hereunder.

B. OTHER AMOUNTS PAYABLE BY LICENSEE:

It is agreed and understood by the LICENSEE that in addition to the License Fees, the following amounts shall be payable to the LICENSOR:

(i) **Common Area Maintenance Charges:**

"Common area" shall include (where applicable) but shall not be limited to entrance lobby, atrium, passages, corridors, service areas, service yards, driveways, outdoor open areas (landscape & otherwise), courtyard areas, common toilets, common staircases, staircase lobbies, lifts, escalators, lift & escalator lobbies, plant rooms, underground water tanks & pump room, fan rooms, electric sub-station, standby generator room, guard rooms, area of diesel or any other fuel storage tank, building services/maintenance area, lift machine rooms, overhead water tanks, shafts for plumbing, fire services, electrical, HVAC, standby generator sets, sewage treatment plant, fire hydrant and any other building services.

"Common Area Maintenance" or **"CAM"** shall mean the operation, management, routine cleaning, routine repairs and maintenance of all Common Areas. This specifically excludes the repairs and maintenance of air conditioning and electrical equipment. The CAM services shall be provided by the LICENSOR or the Management Agency appointed by the LICENSOR at its sole discretion.

"CAM Charges" reflect the costs associated with providing Common Area Maintenance which will be borne solely by the LICENSEE including statutory taxes/levies as applicable. CAM Charges will also reflect the costs associated with consumption of electricity for Common Areas (excluding electricity consumed for air conditioning), routine marketing and promotional activities, security services for Common Areas and the cost of the management staff exclusively working for the said Mall and the Management/Service Fee for Common Area Maintenance.

CAM Charges will be charged to the LICENSEE on the basis of actual costs incurred by the LICENSOR *pro-rata* on the chargeable area of the Licensed Premises compared with the total occupied chargeable area of the said Mall. It is clarified that CAM Charges specifically exclude charges for maintenance/services carried out in any area or part of the Licensed Premises.

OFFBEAT DEVELOPERS PVT. LTD.

New Century Trading India Private Limited Chennai

The LICENSEE agrees to pay to the LICENSOR Common Area Maintenance ("CAM") Charges for maintenance of the "**Common areas**" of the said Mall during the term of this Agreement. The CAM Charges shall be payable by the LICENSEE to the LICENSOR in advance, whether or not demanded by the LICENSOR, on or before the 7th (seventh) day of every month (subject to deduction of TDS and other applicable statutory payments) as follows. However, the LICENSOR consents to accepting the CAM Charges in the manner as stated in Clause VIII (PAYMENT MECHANISM) below:

For the period from 8th October, 2022 till 7th October, 2023, the LICENSEE shall pay CAM Charges approximately at the rate of Rs.34/- (Rupees Thirty Four Only) per sq. ft. per month on chargeable area [approximately at the rate of Rs.52.36/- (Rupees Fifty Two and Paise Thirty Six Only) per sq. ft. per month on carpet area] amounting to Rs.2,67,920/- (Rupees Two Lakh Sixty Seven Thousand Nine Hundred Twenty Only) per month or at actuals, whichever is higher.

From 8th October, 2023, and every 12 (twelve) months thereafter, the CAM Charges shall stand escalated by the higher of either a) 7% on the last payable CAM Charges or b) actual whichever is higher, subject to terms and conditions as stipulated in this Agreement.

In addition to the standard increases, the CAM Charges may increase where actual expenses are higher. It is agreed by the Parties that if for any reason the CAM Charges increases above the rate contemplated herein (including the escalation in CAM charges as mentioned hereinabove), during the entire term of this Agreement, then the same shall be paid by the LICENSEE without any demur or protest.

(ii) <u>**Electricity charges, water charges and other utilities**</u>:

The LICENSOR will only provide electricity cable, water supply (if applicable) and any other utilities which may be mutually agreed, at a single point location within the Licensed Premises. The LICENSEE agrees to install, operate & maintain at its own cost all other equipment and fixtures including but not limited to electrical panels, switch boards, internal wiring, piping, etc. Electricity charges, water charges, gas and gas infrastructure charges and other utilities for the Licensed Premises are payable within 7 (seven) days of presentation of the invoice, at actuals. Where the LICENSOR deems appropriate, an independent meter for measuring the consumption of utilities may be installed. The LICENSEE undertakes to reimburse the LICENSOR within 7 (seven) days of presentation of an invoice, an additional amount towards security deposit in respect of utility services. The LICENSEE further undertakes to reimburse the LICENSOR within 7 (seven) days of presentation of an invoice, the facilitation and liaison charges incurred and paid by the LICENSOR to its consultant/advisor for obtaining necessary approval(s) for activation of the meter installed for the Licensed Premises.

(iii) <u>**Recovery of Electric Installation & Maintenance Costs**</u>:

The LICENSOR has invested huge amounts in equipment, machinery and establishment of infrastructure to provide sufficient power to each unit of the Mall. The cost incurred is towards capital equipment such as transformers, distribution panels, provision of cables, substations, etc. Besides this the LICENSOR is required to maintain and supervise the infrastructure. The LICENSOR is also required to take necessary safety precautions as required under law in respect of such electrical installations. Therefore, in order to meet the cost of establishment, supervision and maintenance of infrastructure and to meet recurring expenses for the above services, the LICENSOR shall recover from the LICENSEE the cost at the following rates:

For the period commencing from 8th October, 2022 to 7th October, 2025 the LICENSOR shall charge the LICENSEE proportionate infrastructure charges in respect of the Licensed Premises each month at the rate of Rs.3.21/- (Rupees Three and Paise Twenty One only) per unit of electricity consumed by the LICENSEE, exclusive of any goods and service tax and duties payable thereon and the LICENSEE agrees to pay the same within 7 (seven) days of presentation of an invoice.

For the period commencing from 8th October, 2025 till end of the Term, the LICENSOR shall charge the LICENSEE proportionate infrastructure charges in respect of the Licensed Premises each month at the rate of Rs.3.69/- (Rupees Three and Paise Sixty Nine only) per unit of electricity consumed by the LICENSEE, exclusive of any goods and service tax and duties payable thereon and the LICENSEE agrees to pay the same within 7 (seven) days of presentation of an invoice.

The payment stated above is proportionate reimbursement of expenditure on the infrastructure and to meet recurring expenses.

(iv) **Recovery of Air Conditioning Usage and Equipment Costs:**

The LICENSOR will incur / has incurred considerable costs to provide chilled water system and machinery for air-conditioning of the said Mall.

The LICENSOR will only provide chilled water through pipes upto a single point for the Licensed Premises. It is the LICENSEE's responsibility to install, operate and maintain at its own cost, all equipment and fixtures including the air handling units, fan coil units, ducts, etc. within the Licensed Premises. Such equipment and fixtures will be connected to the electric panel installed by the LICENSEE within the Licensed Premises.

It is clarified that all equipment and fixtures installed by the LICENSOR for the purpose of air-conditioning certain portions of the Common Areas of the said Mall and providing chilled water to the LICENSEE for air-conditioning the Licensed Premises from the said Mall air-conditioning system ("Mall AC System").

The LICENSEE agrees that it shall reimburse to the LICENSOR, within 7 (seven) days of presentation of the invoice, the costs of operating and

maintaining the said Mall AC System commencing from 6th January, 2023 or commencement of Permitted Business whichever is earlier. These charges will be applicable pro-rata on the chargeable area of the Licensed Premises compared with the occupied chargeable area of the said Mall. Such costs will comprise of the following:

- Cost of electricity cost consumed by the said Mall AC System
- Maintenance and repair charges including but not limited to costs of consumables, manpower, annual maintenance contracts, Insurance etc.
- Costs of replacement.

It is agreed by the LICENSEE that these charges are to be paid to the LICENSOR over and above CAM Charges.

Extended Timing Charges:

The LICENSOR shall at its sole discretion permit the LICENSEE to carry out the Permitted Business from the Licensed Premises beyond the Mall Timings upon request by the LICENSEE in writing with a twenty four hour notice. However, for such operations beyond Mall Timings, the LICENSEE will be required to pay additional charges towards **"Extended Timing Charges"** Rs.40/-(Rupees Forty only) per sq. ft. on chargeable area per hour [approximately at the rate of Rs.66.80 (Rupees Sixty Six and Eighty Paise Only) per sq. ft. on carpet area per hour] in addition to electricity/air-conditioning charges and the LICENSEE agrees to pay such amount to the LICENSOR without any demur or protest. However, there shall be no Extended Timing Charge levied to enable the LICENSEE to take stock of its goods once every fifteen days, subject to full compliance by the LICENSEE to the terms and conditions of this Agreement. The LICENSEE also acknowledges and accepts that during the Extended Timings, services such as common area air-conditioning, Common Area lighting, utilities, etc. may not be functional or available and the LICENSEE, its visitors or employees may be required to use a separate designated entrance or exit for ingress or egress as may be decided by the LICENSOR at its sole discretion.

(vi) **Goods and Service Tax (GST) and other taxes:**

It is agreed by and between the LICENSOR and the LICENSEE that any Goods and Service Tax ("GST") or any other tax that may be levied relating to or arising out of the Licensed Premises being given on leave and license, the provision of amenities and/or receipt of compensation or charges as set out in this Agreement, including but not limited to License Fees, CAM Charges, electricity charges, utility charges and other recoverables and borne and payable by the LICENSOR shall be added to the monthly License Fees or other charges as the case may be and shall be due and payable by the LICENSEE as per the terms of this Agreement.

(vii) **Property tax and other taxes:**

The property taxes in respect of the said Plot and said Mall as imposed by Brihanmumbai Municipal Corporation (BMC) or any other statutory authority shall be paid by the LICENSOR to the said authority(ies).The LICENSOR shall determine the share of the total property tax attributable to the Licensed Premises, based on the proportion of the carpet area of the Licensed Premises to the total carpet area of the said Mall ("Attributable Tax"). The LICENSEE shall be bound and liable to bear, pay and reimburse to the LICENSOR 50% of the Attributable Tax, which shall become applicable from the Commencement Date, within 7 (seven) days of the LICENSOR demanding the same from the LICENSEE. In the event of any new taxes, levies, cesses, outgoings, imposts and charges becoming payable on the Licensed Premises and/or the said Mall and/or said Plot after this date, the same shall be payable by the LICENSOR and LICENSEE equally in the proportion of the carpet area of Licensed Premises.

C. **TAX DEDUCTED AT SOURCE**

The monthly License Fees, CAM and all other charges payable by the LICENSEE to the LICENSOR shall be subject to tax deduction at source (where applicable) at applicable rates.

It is clarified that tax deducted at source ("TDS") amount shall be paid by the LICENSEE every month to the relevant authority and said payment be reflected on the relevant government authority website and the LICENSEE shall regularly submit a TDS certificate to the LICENSOR every quarter. In the event of any error committed by the LICENSEE in deducting TDS or in E-filing, the same shall be rectified by the LICENSEE within a period of 30 (thirty) days from the said error being brought to the notice of the LICENSEE.

D. **LATE PAYMENT**

The LICENSEE agrees that it shall promptly pay to the LICENSOR, License Fees and all other charges such as CAM, air-conditioning charges, parking maintenance charges (as may be applicable), electricity and other utility charges consumed in or arising out of the use of the Licensed Premises.

The LICENSEE agrees that if any payment due to the LICENSOR under this Agreement remains outstanding for a period of 7 (seven) days from the due date, i.e. 1st of each and every calendar month, the LICENSEE shall be liable to pay such arrears together with interest thereon at the rate of 18% per annum with effect from the due date. If such arrears remain outstanding beyond 30 (thirty) days, then the LICENSEE shall be liable to pay such arrears together with interest thereon at the rate of 24% per annum, compounded quarterly for each financial accounting period, with effect from the due date till the date of payment. The computation shall be on the basis of 360-day year comprising twelve 30-day months.

The LICENSEE acknowledges that timely payment of all payments due to the LICENSOR under this Agreement by the LICENSEE is in the interest of the said Mall since any failure by the LICENSEE to do so will adversely affect all licensees in the said Mall, operations and the reputation of the said Mall. It is further agreed, if such arrears (whether in whole or part) remain outstanding beyond 60 (sixty) days from

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the date the amount first became due, then such delayed or non-payment shall constitute a Material Breach.

VI. DATA TRACKING PROCESS & SALES STATEMENTS:

The LICENSEE agrees to regularly provide to the LICENSOR, sales statements and other data as required by the LICENSOR for the purposes of determination of the Variable License Fees and any related purposes.

1. Automated Daily Sales Report

The LICENSEE agrees to provide the LICENSOR an automated daily sales report ("hereinafter referred to as the "**ADSR**"), in the form and manner as specified and amended from time to time by the LICENSOR, such ADSR will be generated automatically by the point of sales system ("hereinafter referred to as the "**POS**") installed by the LICENSEE, including but not limited to the sales data, billing data and customer data in respect of all sales from the Licensed Premises. The LICENSEE undertakes to disclose to the LICENSOR all point of sales machines installed/ effected in the Licensed Premises including any of its group company or associates or affiliates at any time during the License Term and sales through all such POSs shall be included in the ADSR.

In order to facilitate the aforesaid mechanism, the LICENSEE

a. undertakes to install the ADSR patch, at its own cost, for all POS as per the recommendation of the LICENSOR for generating ADSR
b. undertakes to provide all details of the software supplier, the software solution including POS and back-end package being used by the LICENSEE to the LICENSOR
c. hereby give its irrevocable consent to the LICENSOR to appoint an ERP support consultant or a software consultant to access its database to implement the process of tracking accurate sales data through a free and uninterrupted real-time connectivity from the LICENSEE's POS or its servers and render all assistance and co-operation to such ERP support consultant or software consultant.
d. undertakes to obtain all requisite consents from its software supplier to facilitate and implement this process.
e. hereby permits the LICENSOR to install, through its ERP support consultant or software consultant, a software in collaboration with the LICENSEE's software or ERP or POS provider such that the POS shall be capable of sending on a remote basis, the ADSR to the LICENSOR.
f. undertakes not to object to such installation, modification or improvement of POS and shall also run such software or program at the end of each day (or as may be required by the LICENSOR) to send the ADSR to the LICENSOR.
g. undertakes to obtain consent and / or relevant information from its software supplier for linkage, coding and decoding of the Total Net Sales data required for such implementation including the facilitation of real-time access to all relevant data by the LICENSOR, as may be suggested by the software consultant of the LICENSOR;

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h. undertakes not to interfere with or otherwise take steps to, in any manner, alter the system provided by the LICENSORS ERP support consultant or a software consultant interface so as to impact the sanctity or distort the accuracy of the data.
i. undertakes, that they/it shall at its own cost, upgrade all its POS (if required) and adapt to any such technology and install any connecting software to ensure that the ADSR process required by the LICENSOR is effectively implemented.
j. undertakes to comply with sub-clauses (a) to (i) above in a manner that the ADSR software tool is installed and functional on or before the License Fee Commencement Date.

In case the ADSR software tool is not made operational on the date of License Fee Commencement Date, the LICENSOR will issue notice to the LICENSEE calling upon the LICENSEE to have the ADSR software installed and made functional within a period of 60 (sixty) days. In the event the LICENSEE fails to have the same installed and functional within the prescribed period of 60 (sixty) days, then on expiry of the said 60 days' period, the same shall constitute a Material Breach.

In case the LICENSEE fails to furnish ADSR to the LICENSOR by the end of each day, the LICENSOR will issue notice to the LICENSEE calling upon the LICENSEE to furnish ADSR within a period of 7 (seven) days. In the event the LICENSEE fails to furnish ADSR to the LICENSOR within the prescribed notice period of 7 (seven) days, then on expiry of the notice period, the same shall constitute a Material Breach.

2. **Manual Sales Statements and Reports**

The LICENSEE agrees that, in addition to the ADSR, it shall also furnish the following statements to the LICENSOR:

a. a daily statement (at the end of business on each day) detailing the Total Net Sales for the day, duly certified by the LICENSEE as a true copy;

b. a monthly statement intended for a calendar month strictly by the 3rd (third) day of the succeeding calendar month detailing the Total Net Sales for the month, as defined in Clause V sub-clause A. 4 (a) and 4(b) and as per **Annexure 'D'** duly certified by the LICENSEE as a true copy;

c. by the 7th (seventh) day from the end of each financial quarter, audited quarterly sales statements detailing the Total Net Sales for the financial quarter, duly authenticated and verified by its auditors (Chartered Accountants).

The LICENSEE agrees that the statements mentioned in sub-clause a, b & c above shall be furnished by the LICENSEE in a pre-defined format as stipulated by the LICENSOR which format may be amended altered or replaced from time to time at the LICENSOR's sole discretion, on a letterhead duly signed by an authorized signatory of the LICENSEE. In addition, the LICENSOR shall have the right to audit and inspect the books of accounts and all inventories of the LICENSEE pertaining to the Permitted Business being carried out within the Licensed Premises.

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If the LICENSEE fails to provide all the statements as referred in a, b & c above, the same shall constitute a Material Breach.

3. Any mis-declaration or tampering of sales information provided to shared with the LICENSOR or any concealment or non-disclosure of sales data as specified in this Clause VI shall be a Material Breach.

VII. SECURITY DEPOSIT

1. **(a) License Fee Security Deposit**

The LICENSEE agrees to deposit with the LICENSOR a sum of Rs.28,36,800/- (Rupees Twenty Eight Lakh Thirty Six Thousand Eight Hundred Only) equivalent to 6 months' License Fees as an interest free refundable security deposit (hereinafter referred to as **"the License Fee Security Deposit"**).

The LICENSEE agrees to further deposit an amount of Rs.4,25,520/-(Rupees Four Lakh Twenty Five Thousand Five Hundred Twenty Only) equivalent to 15% of the License Fee Security Deposit (hereinafter referred to as "Escalated License Fee Security Deposit") as stipulated in this Agreement.

(b) **CAM Security Deposit:**

The LICENSEE further agrees to deposit with the LICENSOR a sum of Rs.16,07,520/- (Rupees Sixteen Lakh Seven Thousand Five Hundred Twenty Only) equivalent to 6 months' CAM charges as an interest free refundable CAM security deposit (hereinafter referred to as **"the CAM Security Deposit"**).

The LICENSEE agrees to further deposit an amount of Rs.2,41,128/- (Rupees Two Lakh Forty One Thousand One Hundred Twenty Eight Only) equivalent to 15% of the CAM Security Deposit (hereinafter referred to as "Escalated CAM Security Deposit") as stipulated in this Agreement.

(c) The License Fee Security Deposit, Escalated License Fee Security Deposit and the CAM Security Deposit and the Escalated CAM Security Deposit are hereinafter, wherever the context may so require, collectively referred to as **"Security Deposits"**.

2. The above Security Deposits shall be kept with the LICENSOR for the due observance and performance of the terms and conditions of this Agreement.

3. Without prejudice to all other rights and remedies that the LICENSOR may have under this Agreement or otherwise, including the right to terminate this Agreement on grounds of Material Breach by the LICENSEE, the LICENSOR shall always be fully and freely entitled to adjust and appropriate the Security Deposits lying with the LICENSOR, towards (i) any License Fees, CAM Charges, any other amounts, charges, taxes and liabilities payable by the LICENSEE under this Agreement which remain outstanding for more than 60(sixty) days from their due date (ii) any payments, liabilities or damages arising out of the non-compliance by the LICENSEE of its Fit Out Works obligations and (iii) any damage, loss or injury caused to the Licensed Premises/said Mall. The LICENSEE agrees that in such a case the

New Century Trading India Private Limited Chennai

LICENSEE shall replenish the Security Deposits to its original level no later than 7 (seven) days from the receipt by it of a written intimation from the LICENSOR specifying the amount of the Security Deposits so adjusted and appropriated. Failure to replenish the Security Deposits as mentioned herein shall amount to a Material Breach.

4. The Security Deposits referred to in this clause shall remain with the LICENSOR as Security Deposits without any interest and subject to the provisions of this Agreement. Upon termination and/ or expiry of this Agreement, the LICENSOR shall deduct all amounts due to it (from the LICENSEE), if any, from the Security Deposits and shall refund to the LICENSEE, 90% of the balance amount immediately after the LICENSEE clears out the Licensed Premises in the manner set out in Clause XVII (CONSEQUENCES OF TERMINATION AND/ OR EXPIRY) and shall return 10% of the balance amount. This 10% retained by the LICENSOR shall be refunded to the LICENSEE after 30 (thirty) days of expiry or sooner determination of this Agreement after deducting there from further amounts due, from the LICENSEE, if any.

VIII. PAYMENT MECHANISM

1. **Monthly Post Dated Cheques ("PDCs")**

1.1 License Fees and CAM Charges are due and payable by the LICENSEE for the License Term, on or before the 7th (seventh) day of every month as set out in Clause V (LICENSE FEES, OTHER CHARGES, PAYMENTS AND RELATED OBLIGATIONS) above. The LICENSEE agrees to issue irrevocable PDCs to the LICENSOR as specified below and as set out in **Annexure 'D'**:

On execution of this Agreement, along with the security deposit amounts as specified in Clause VII (SECURITY DEPOSIT), the LICENSEE shall hand over to the LICENSOR the following PDCs:

a) 1 PDC towards the Fit-out CAM due and payable by the LICENSEE towards for the period from 8th October, 2022 till 31st October, 2022 at the rate for a sum Rs.2,40,610/- (Rupees Two Lakh Forty Thousand Six Hundred Ten Only); and

b) 1 PDC towards the Fit-out CAM due and payable by the LICENSEE towards for the period from 1st November, 2022 till 30th November, 2022 at the rate for a sum Rs.3,10,788/- (Rupees Three Lakh Ten Thousand Seven Hundred Eighty Eight Only); and

c) 1 PDC towards the Fit-out CAM due and payable by the LICENSEE towards for the period from 1st December, 2022 till 31st December, 2022 at the rate for a sum Rs.3,10,788/- (Rupees Three Lakh Ten Thousand Seven Hundred Eighty Eight Only); and

d) 1 PDC towards the Fit-out CAM due and payable by the LICENSEE towards for the period from 1st January, 2023 till 5th January, 2023 at the rate for a sum Rs.50,127/- (Rupees Fifty Thousand One Hundred Twenty Seven Only); and

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e) 1 PDC towards the Fixed License Fees and CAM Charges payable by the LICENSEE of the License Term for the period from 6th January, 2023 till 31st January, 2023, calculated at the rate of Rs.9,03,058/- (Rupees Nine Lakh Three Thousand Fifty Eight only); and

f) 8 PDCs towards the Fixed License Fees and CAM Charges payable by the LICENSEE for each month of the License Term for the period from 1st February, 2023 till 30th September, 2023, calculated at the rate of Rs.10,76,724/- (Rupees Ten Lakh Seventy Six Thousand Seven Hundred Twenty Four only) per month; and

g) 1 PDC towards the Fixed License Fees and CAM Charges payable by the LICENSEE of the License Term for the period from 1st October, 2023 till 31st October, 2023, calculated at the rate of Rs.10,93,565/- (Rupees Ten Lakh Ninety Three Thousand Five Hundred Sixty Five only); and

h) 2 PDCs towards the Fixed License Fees and CAM Charges payable by the LICENSEE for each month of the License Term from 1st November, 2023 till 31st December, 2023, calculated at the rate of Rs.10,98,478/- (Rupees Ten Lakh Ninety Eight Thousand Four Hundred Seventy Eight only) per month; and

i) 1 PDC towards the Fixed License Fees and CAM Charges payable by the LICENSEE of the License Term for the period from 1st January, 2024 till 31st January, 2024, calculated at the rate of Rs.12,05,544/- (Rupees Twelve Lakh Five Thousand Five Hundred Forty Four only); and

j) 8 PDCs towards the Fixed License Fees and CAM Charges payable by the LICENSEE for each month of the License Term for the period from 1st February, 2024 till 30th September, 2024, calculated at the rate of Rs.12,26,134/- (Rupees Twelve Lakh Twenty Six Thousand One Hundred Thirty Four only) per month; and

k) 1 PDC towards the Fixed License Fees and CAM Charges payable by the LICENSEE of the License Term for the period from 1st October, 2024 till 31st October, 2024, calculated at the rate of Rs.12,44,155/- (Rupees Twelve Lakh Forty Four Thousand One Hundred Fifty Five only); and

l) 11 PDCs towards the Fixed License Fees and CAM Charges payable by the LICENSEE for each month of the License Term for the period from 1st November, 2024 till 30th September, 2025, calculated at the rate of Rs.12,49,411/- (Rupees Twelve Lakh Forty Nine Thousand Four Hundred Eleven only) per month; and

m) 1 PDC towards the Fixed License Fees and CAM Charges payable by the LICENSEE of the License Term for the period from 1st October, 2025 till 31st October, 2025, calculated at the rate of Rs.12,68,695/- (Rupees Twelve Lakh Sixty Eight Thousand Six Hundred Ninety Five only); and

n) 2 PDCs towards the Fixed License Fees and CAM Charges payable by the LICENSEE for each month of the License Term from 1st November, 2025 till 31st

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December, 2025, calculated at the rate of Rs.12,74,319/- (Rupees Twelve Lakh Seventy Four Thousand Three Hundred Nineteen only) per month; and

o) 1 PDC towards the Fixed License Fees and CAM Charges payable by the LICENSEE of the License Term for the period from 1st January, 2026 till 31st January, 2026, calculated at the rate of Rs.13,86,738/- (Rupees Thirteen Lakh Eighty Six Thousand Seven Hundred Thirty Eight only); and

p) 8 PDCs towards the Fixed License Fees and CAM Charges payable by the LICENSEE for each month of the License Term for the period from 1st February, 2026 till 30th September, 2026, calculated at the rate of Rs.14,08,358/- (Rupees Fourteen Lakh Eight Thousand Three Hundred Fifty Eight only) per month; and

q) 1 PDC towards the Fixed License Fees and CAM Charges payable by the LICENSEE of the License Term for the period from 1st October, 2026 till 31st October, 2026, calculated at the rate of Rs.14,28,991/- (Rupees Fourteen Lakh Twenty Eight Thousand Nine Hundred Ninety One only); and

r) 10 PDCs towards the Fixed License Fees and CAM Charges payable by the LICENSEE for each month of the License Term for the period from 1st November, 2026 till 31st August, 2027, calculated at the rate of Rs.14,35,009/- (Rupees Fourteen Lakh Thirty Five Thousand Nine only) per month; and

s) 1 PDC towards the Fixed License Fees and CAM Charges payable by the LICENSEE of the License Term for the period from 1st September, 2027 till 7th September, 2027, calculated at the rate of Rs.3,34,835/- (Rupees Three Lakh Thirty Four Thousand Eight Hundred Thirty Five only); and

In addition to the aforesaid PDC amounts, in the event of any change/modification in GST, TDS or any other applicable taxes, the LICENSEE agrees and undertakes to provide additional PDC/s for such differential amount on demand by the LICENSOR.

In the event the LICENSEE fails to handover the set of PDCs as stated above on or before the execution of this Agreement or the additional PDC/s, if any for differential amount on demand by the LICENSOR, it shall constitute a Material Breach.

2. MONTH END RECONCILIATION / ADJUSTMENT

2.1 If the amounts of PDCs delivered to the LICENSOR for any month is less than the higher of the Fixed License Fees or the Variable License Fees and the CAM Charges payable by the LICENSEE to the LICENSOR, then such outstanding amount shall be payable by the LICENSEE within a period of 7 (seven) days from the LICENSOR making a demand for such differential amount. It is clarified that in case there is a delay in payment beyond 7 (seven) days by the LICENSEE, then interest @ 18% per annum on such delayed payment will be applicable from the date such payments were due i.e. the 1st (First) day of every month in advance. Non-compliance of this clause shall amount to Material Breach.

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2.2 The LICENSEE agrees and acknowledges that the LICENSOR shall deposit the relevant PDCs into the LICENSOR'S bank account on the 7th (seventh) day of each month in advance as per the terms of this Agreement.

2.3 The LICENSEE further agrees and undertakes to ensure that all PDCs as stated in this Clause VIII are honoured by the LICENSEE's bankers when presented for clearing on the appropriate dates. In the event that any PDC as stated hereinabove is dishonoured by the bankers of the LICENSEE, for any reason whatsoever, the LICENSEE shall be liable to pay an additional amount equivalent to 5% of the amount of dishonoured PDC/Cheque(which shall be over and above the Late Payment charges, as applicable) and shall provide to the LICENSOR, a demand draft for the same amount within a period of 5 (five) days from the date of dishonour of the PDC. This will be without prejudice to the LICENSOR's right to proceed against the LICENSEE under section 138 of the Negotiable Instruments Act.

In the event that the LICENSEE:

a. fails to handover to the LICENSOR, the PDCs as specified in clause VIII above within 7 (seven) days of the LICENSOR demanding such PDCs; or

b. issues instructions to its bankers for any reason whatsoever, to stop payment of any of the PDCs handed over to the LICENSOR; or

c. fails to provide the LICENSOR with a demand draft within 5 (five) days of any PDC being dishonored by the LICENSEE's bankers

it shall be construed as Material Breach, in addition to any other statutory or equitable reliefs that may be available to the LICENSOR.

IX. OPTION TO APPOINT OBSERVER AND INSTALL CLOSED CIRCUIT TV CAMERAS (CCTV) IN LICENSED PREMISES

1. The LICENSOR retains the option (without any notice) to depute its representative(s) as observers at the Licensed Premises to monitor the sales/dispatches/payments received from customers. The LICENSOR hereby acknowledges that the representative(s) so deputed by the LICENSOR (if such option is exercised by the LICENSOR) shall be the employee of the LICENSOR and the LICENSOR shall be responsible for the wages and other statutory entitlements of such representatives deputed. The charges for such observer shall be reimbursed by the LICENSEE to the LICENSOR within a period of 3 (three) days from the LICENSOR raising an invoice for such charges.

2. The LICENSEE hereby acknowledges that in lieu of or in addition to an observer the LICENSOR may at its own option install CCTV cameras within the Licensed Premises. The costs of installation of CCTV cameras within the Licensed Premises shall be reimbursed by the LICENSEE to the LICENSOR within a period of 3 (three) days from the LICENSOR raising an invoice for such cost.

X. SIGNAGE

1. The LICENSEE agrees and accepts to install only its own identity/brand signage i.e. **'HomesToLife'** on the front façade of the Licensed Premises strictly in accordance with the rules, regulations and guidelines of the said Mall which may be amended by the LICENSOR from time to time by way of notices or fit out manual.

2. In the event that the quality of signage installed by the LICENSEE is in the opinion of the LICENSOR of poor/inferior quality or is not upto the said Mall standards, then in such event the LICENSEE shall promptly change such signage as per the recommendation of the LICENSOR.

3. It is also clarified that the LICENSOR shall be entitled to modify/alter the signage scheme at any time and the LICENSEE shall adhere to the same and shall alter/modify its signage accordingly, failing which the LICENSOR shall have the unrestricted right to remove the signage (after providing 7 (seven) days written notice) at the cost of the LICENSEE.

4. In specific cases, where the LICENSEE has obtained the permission of the LICENSOR to sell goods of other brands as its Permitted Business, the LICENSEE shall be entitled to install signages of such other brands within the Licensed Premises as approved by the LICENSOR.

5. It is further clarified that the LICENSEE shall not be entitled to install any other signage whether within the Licensed Premises or on the external facia and façade without the prior written permission of the LICENSOR.

6. In case the LICENSEE is desirous of installing any form of communication, signage or displays including but not limited to LCD/Plasma Screens, Radio, etc. within the Licensed Premises and the LICENSEE is expected to earn revenue therefrom, then in such case the LICENSEE is required to obtain prior written permission of the LICENSOR prior to installing such signage. It is agreed between the Parties that all revenue generated from such activities will be shared in the ratio 50:50 (fifty: fifty) between the LICENSOR and LICENSEE.

7. Any violation of the LICENSOR's signage policy shall be construed a breach of this Agreement.

8. The LICENSEE shall be solely responsible for all statutory compliance pertaining to its signage.

9. During the term of this Agreement, the LICENSOR shall be entitled to use the logo and/or brand names of the LICENSEE in brochures, pamphlets, advertisements, hoardings, etc. for promoting the said Mall.

XI. COVENANTS OF THE LICENSEE

The LICENSEE irrevocably covenants as follows:

1. **License Policy:**

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The LICENSEE covenants that at no time shall it claim any right, title or interest of any kind or nature in the Licensed Premises or any part thereof, it being clearly agreed and understood and it is the common intention of the Parties that the permission which is hereby granted to the LICENSEE is only to carry out its Permitted Business in the Licensed Premises as a bare licensee and nothing else and the LICENSEE agrees not to take at anytime hereafter, any plea of tenancy, deemed tenancy, sub tenancy, lease, standard rent or any interest whatsoever in respect of the Licensed Premises. Non-compliance of this covenant shall constitute a Material Breach.

2. **Timely Payments:**

a. The LICENSEE covenants to comply with its obligation to make all payments as per due dates mentioned in this Agreement towards all charges payable by it to the LICENSOR.

b. The LICENSEE covenants that it shall be responsible and liable for its own telecommunication, telephones and other consumables' costs, which shall be paid directly to the concerned providers. Utilities such as electricity, water, gas, etc. if supplied through the LICENSOR's facilities shall be paid promptly to the LICENSOR at the rates agreed upon between the Parties.

c. The LICENSEE agrees to pay all the infrastructure costs involved in the installation of Utility services such as Electricity / Water / Gas (LPG, PNG / or any other resource deemed fit by the LICENSOR). The LICENSEE unequivocally agrees to pay any additional costs / charges incurred due to a change / modification in the existing Utility services with respect to the Installation, Maintenance or incremental monthly Utility charges. The LICENSOR at its sole discretion may appoint a Third Party for its technical expertise for such services, the costs involved in availing such services shall be intimated to the LICENSEE and LICENSEE agrees to pay such charges as and when due.

d. The LICENSEE covenants that it shall not issue instructions to its bankers for any reason whatsoever, to stop payment of any of the PDCs/Cheques handed over to the LICENSOR.

3. **Fit-Out Works:**

The LICENSEE covenants that it shall complete Fit-Out Works in the Licensed Premises within the Fit-out Period in accordance with the permission granted by the LICENSOR. In case the LICENSEE is unable to complete Fit-Out Works as required under this Agreement, the same will amount to a Material Breach.

4. **Operating Hours:**

The LICENSEE covenants that it will carry out its Permitted Business from the Licensed Premises during all operating hours as per the said Mall guidelines (for its category) on all days that the said Mall is open for business. Without prejudice to the above, the LICENSEE shall ensure that the Licensed Premises is not closed for business for 2 (two) consecutive days at any given time when the said Mall is open to

the public and no more than a total of 2 (two) days in any calendar quarter, except with the prior written consent of the LICENSOR. For the duration that the Licensed Premises is closed in excess of the periods in this clause, the LICENSOR retains the right to charge a fee up to and equivalent to twice the Fixed License Fees and CAM charges for the periods during which the Licensed Premises is closed. In addition, the LICENSOR may at its option consider this as a Material Breach. It is clarified that for the LICENSEE to carry on its Permitted Business on all days that the said Mall is open, any permissions, licenses, exemptions, etc. that are required to be obtained from any statutory authorities and are to be maintained during the License Term are the sole responsibility of the LICENSEE alone and the LICENSOR has no liability or responsibility whatsoever in this behalf.

5. **Regulatory Compliance:**

   a. The LICENSEE covenants that it will obtain, comply with and maintain full compliance through the License Term with all licenses and regulatory permissions required (including all applicable licenses under the relevant Shops and Establishments Act) and other licenses from various statutory authorities and to comply with all applicable laws, statutory rules and regulations, for carrying out its Permitted Business in the Licensed Premises. It is clarified that the LICENSOR has no liability or responsibility whatsoever in this behalf including for obtaining any permissions, maintaining their validity or any prosecution or ancillary act or penalty whatsoever and the LICENSEE is solely responsible for obtaining the same and maintaining it in good standing at all times and the LICENSEE duly indemnifies the LICENSOR in this regard, for any loss, damage, or injury that may occur to the LICENSOR due to any non-compliance of the LICENSEE to the terms mentioned in this clause. The LICENSOR will give its no-objection certificate (NOC), if required. Non compliance of this covenant shall be a Material Breach.

   b. The LICENSEE covenants that it shall maintain the hygiene and cleanliness of the License Premise in compliance with all applicable laws and regulations and Mall guidelines. Specifically, the LICENSEE shall ensure that the pest control activity is carried out on a monthly basis through the Pest Control agency appointed by the LICENSOR. All the expenses towards such pest control activity shall be borne by the LICENSEE.

Non-compliance of any of these covenants under this Clause XI (COVENANTS OF THE LICENSEE) sub-clause 5 (Regulatory Compliances) shall be a Material Breach.

6. **Interior Works and Renovation Works:**

The LICENSEE covenants that it shall submit and obtain specific approvals from the LICENSOR for all works it intends to carry out prior to commencement of any interior renovation work at any time during the License Term. The LICENSOR may permit the LICENSEE to carry out such approved renovations at the LICENSEE's costs provided that such renovation works shall not amount to permanent change or result in structural changes in the Licensed Premises. The LICENSEE covenants to carry out such approved renovations in accordance with the rules and regulations of the said Mall without in any way damaging the main structure of the Licensed

Premises or the said Mall, erecting internal partitions or making other internal alterations and additions. Provided that if any such renovations require prior approval or permission of any municipal or any other local body or government authority, the LICENSEE shall be solely responsible for obtaining the said prior written permission or complying with rules and regulations of such municipal or local body or government authority. The LICENSOR may accept or reject such drawings and layout plans submitted by the LICENSEE and may suggest changes and/or alterations in the drawings and/or plans, etc. submitted by the LICENSEE and the LICENSEE agrees that it shall conform to the modifications by the LICENSOR and the decision of the LICENSOR shall be final and binding in this regard. It is specifically agreed by the LICENSEE that the LICENSOR shall not be responsible or liable for any consequences including but not limited to time over-run, escalation, alteration, replacement of drawings and/or plans etc. and the LICENSEE shall raise no dispute in this regard at any point in time. Any breach of this clause shall constitute a Material Breach.

7. **LICENSEE's Permitted Business and Brand:**

a. The LICENSEE covenants that this license is limited to carrying on its Permitted Business under the brand name **"HomesToLife"**. The LICENSEE shall not change the Permitted Business or the brand name **"HomesToLife"** without the prior written approval of the LICENSOR. Grant of such permission shall be at the sole discretion of the LICENSOR, including any additional terms and conditions, which the LICENSOR may deem appropriate. The LICENSEE further covenants that the Licensed Premises shall not be operated as a Multi-brand outlet, dealing in products of any brands other than the brand name **"HomesToLife"**.

b. The LICENSEE further covenants that any change in the management control of the LICENSEE shall be communicated to the LICENSOR within 7 (seven) days of such change. In such an event, the LICENSOR shall have the right and option, but not the obligation, to terminate this Agreement with immediate effect by giving a written notice, without any costs, consequences or liability on its own part.

c. **Intellectual Property clause:**

The LICENSEE represents that it is the owner and is entitled to use the brand name **"HomeToLife"**. The LICENSEE covenants that in case at any time during the License Term, the LICENSEE ceases to be the owner of the brand name or is restricted or prevented from using the brand name for any reason whatsoever, then, the LICENSEE shall intimate the LICENSOR of the occurrence of such an event and the same shall constitute a Material Breach.

8. **Insurance:**

a. The LICENSEE covenants that at all time during the License Term it shall maintain adequate insurance to cover all contingencies for all property, goods, merchandise, furniture and fixtures, equipment and appliances, personnel etc. located in or working from the Licensed Premises and shall also include but not

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be limited to insurance for Earthquake, fire, theft, pipe burst/breakage, glass breakage, AHU malfunction etc. and where permissible shall name the LICENSOR as a beneficiary of the policies to the extent of damage caused to the LICENSOR's property. The LICENSEE acknowledges that under no circumstances will the LICENSOR be responsible or liable for any loss or damage to the LICENSEE's property, goods, merchandise, furniture and fixtures, equipment and appliances, personnel etc. in the Licensed Premises or elsewhere in the said Mall or said Plot.

b. The LICENSEE covenants that it shall not do anything whereby any policy of insurance in relation to the LICENSOR's property in the said Mall/said Plot taken out by LICENSOR may become void or voidable or whereby the rate of premium thereon or on any part of the property may be increased. Any such act by the LICENSEE shall be construed as an act of sabotage and shall be considered a Material Breach.

c. The LICENSEE covenant that is shall take a public liability insurance policy of adequate cover to the satisfaction of the LICENSOR as an additional insurance for any accidents and shall furnish details of such policy to the LICENSOR.

9. **Safety:**

The LICENSEE hereby covenants to maintain at all times the highest standards of safety for life, equipment and property. The LICENSEE covenants that at all times it shall be solely responsible for any loss, damage or injury caused to any property, material or human life that takes place due to any action, inaction, mismanagement including but not limited to accident etc. which has occurred in the said Licensed Premises or said Mall (including the premises of any other licensee) or said Plot whether directly or indirectly in any manner including by way of fire, smoke, flow of water, accidents, thefts, inflammable materials, chemicals and any other materials due to any act of omission or commission by the LICENSEE or its employees, agents or licensees and agrees and undertakes to indemnify all the pecuniary and consequential losses and damages caused to the LICENSOR / affected person(s) and shall keep the LICENSOR harmless and fully indemnified in this regard. Further, the LICENSEE hereby unconditionally permits the LICENSOR to deduct from the Security Deposits, any amount towards any damage, loss or injury as stated above that may have been caused to any property, material or human life in the Licensed Premises or said Mall or said Plot. The LICENSEE further agrees to replenish the Security Deposits to the extent reduced within 7 (seven) days of the LICENSOR deducting such amount and informing the LICENSEE of such deduction. Failure to do so may be construed as a Material Breach by the LICENSOR.

10. **Dangerous Goods:**

The LICENSEE covenants that it shall not use or allow to be used or permit to be used the Licensed Premises or any part thereof for any illegal purpose (including possession, use, sale, distribution and / or storage of any offensive, dangerous, inflammable or explosive materials banned or non-permitted material or substance), immoral or improper purposes and shall not cause or permit or suffer thereon or any part thereof anything which may be or become a nuisance or annoyance or cause

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damage or constitute danger to the LICENSOR, Licensed Premises, said Mall, said Plot or to the licensees of the said Mall. In the event the LICENSEE has committed or has indulged in and/ or is apprehended for questioning or arrested by any law enforcement agency in the commission of such illegal, improper or unlawful activities from the Licensed Premises, the LICENSOR reserves the right to construe this as a Material Breach, even in the absence of any conviction.

11. **Fire Life & Safety Standards**

The LICENSEE shall maintain highest standards of Fire and Life Safety("**FLS**") and install all the necessary equipments and systems in the Licensed Premises including but not limited to Sprinklers (in Back Store/Loft/storage area, as may be applicable and false ceiling), Sprinkler trap door, Sprinkler's pad lock , FAS panel system integrated with main Mall FAS panel with Battery backup, Smoke Detectors, Gas detectors, duly filled Fire Extinguishers, Manual Call Points, Hooters, Properly covered Electric Panel. The LICENSEE shall also ensure that all the equipments and systems installed as FLS as specified above or otherwise shall at all time be clean, free of defect and in good working condition. The LICENSEE further agrees to upgrade the standard and quality of all equipments with the best available option in the market in accordance with the relevant statutory norms, time to time, during the tenure of this Agreement.

The LICENSEE shall always maintain Electrical load balancing, Stock room(if any) free of unwanted & hazardous material and shall not block any emergency/ fire exit and keep regular check on the same. The LICENSEE agrees and acknowledges that the LICENSOR shall be entitled, at any time, to inspect/audit the Licensed Premises for confirming the compliance of this clause. Non-compliance of this shall be construed to be a Material Breach.

12. **No third party:**

The LICENSEE covenants that it shall not induct any third party or purport to create any third party rights of any nature whatsoever in the Licensed Premises or any part thereof and transfer or assign the benefit of this Agreement to any third party or person, under any circumstances whatsoever and in any manner whatsoever, even by way of "shop-in-shop" or any other manner. The LICENSEE shall not form any partnership with any other party and constitute the Licensed Premises as one of the assets of such partnership. The LICENSEE shall not permit any other person to carry on the Permitted Business in the Licensed Premises whether under the guise of management contract, or otherwise. Any such act on the part of the LICENSEE shall constitute a Material Breach.

13. The LICENSEE covenants that at no time during the License Term shall it reduce its paid-up equity capital to less than Rs.1,00,00,000/- (Rupees One Crore Only). In case the paid-up equity capital of the LICENSEE is reduced below Rs.1,00,00,000/- (Rupees One Crore Only) this Agreement would be deemed to be automatically terminated one week prior to such reduction in equity capital of the LICENSEE and the consequences of termination as set out in Clause XVII (CONSEQUENCES OF TERMINATION AND/ OR EXPIRY) shall apply.

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14. **Illegal business:**

The LICENSEE covenants that it shall not, nor shall its employees and consultants etc. be permitted to bring in any illegal goods and materials to the said Plot, said Mall and the Licensed Premises and acknowledges that the LICENSOR does not control the goods and materials that any licensee brings in to their respective licensed premises and consequently the LICENSOR has no liability, responsibility nor shall be vicariously liable in any manner of whatsoever nature in the event any adverse action is initiated against any occupier, including the LICENSEE by any government law enforcement agency, including initiation of any prosecution for the commission of any illegal or unlawful activities (such as engaging in the business of use, storage, sale, distribution of narcotics, narcotic substances, illegal arms and / or any prohibited, hazardous and banned material) or imposition of any penalty for any infraction, violation and / or infringement of the existing laws of the country. Any violation of this covenant on the part of the LICENSEE shall constitute a Material Breach.

15. **Right of entry:**

The LICENSEE covenants that LICENSOR, being in possession, shall have unfettered rights to enter the Licensed Premises or nominate representatives to enter the Licensed Premises at any time during business hours, to which the LICENSEE unequivocally acknowledges and accepts.

16. The LICENSEE covenants that it shall not use any of the areas located outside the Licensed Premises including but not limited to Common Areas, passages, parking areas, etc. in any manner whatsoever, including changing flooring, putting up signage, putting up any counter or table or kiosk, playing music, installing radio or wireless or television aerial or antenna or any loudspeakers, screens or similar devices or equipments or any other activity without the prior written permission of the LICENSOR. Violation of this covenant by the LICENSEE shall constitute a Material Breach.

17. **Signage:**

The LICENSEE covenants that it will comply with the signage policy of the LICENSOR as specified in this Agreement.

18. The LICENSEE covenants that it will undertake at its own costs maintenance and all routine repairs of the equipments and installations (electrical panels, drainage lines, etc. within the Licensed Premises, whether provided by the LICENSOR or otherwise) on a regular basis. The LICENSEE hereby confirms that LICENSOR shall not be responsible for any maintenance and repairs of such equipments/installations.

19. The LICENSEE covenants and agrees that, upon expiry of this Agreement or upon sooner termination or determination thereof, it shall stop the use of the Licensed Premises, restore the Licensed Premises to the state and condition other than the sanctioned renovations in which the Licensed Premises is at present, reasonable

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wear and tear excepted, and remove all its employees, representatives and agents etc. and all its machines, equipments, furniture and fixtures and other goods and material therefrom without causing any damage to the Licensed Premises and or said Mall. Violation of this covenant on part of the LICENSEE shall constitute a Material Breach.

20. The LICENSEE covenants that it shall abide by all such rules and regulations framed by the LICENSOR (including any amendments thereof) from time to time and further consents that it shall not, at any time, object to any changes or modifications proposed by the LICENSOR. The LICENSEE further covenants that it shall proportionately bear any charges or costs imposed by the LICENSOR for implementing such measures.

21. The LICENSEE acknowledges that the parking scheme will be determined during the operational phase by the LICENSOR and the LICENSOR reserves the right to levy a monthly charge for operating, maintaining and upkeep of parking floors at any time during the term of this Agreement. The LICENSEE covenants that any car parking charges levied on this account shall be paid by the LICENSEE monthly without any demur or objection. This charge will be over and above the CAM Charges and any charges levied on the customers under the pay and park scheme put in to place by the LICENSOR.

22. The LICENSEE covenants that it shall be responsible for garbage disposal to the designated points and cleanliness of the area immediately around the Licensed Premises and shall ensure that the Licensed Premises is at all times maintained in a clean and hygienic manner.

23. The LICENSEE covenants that it shall not object to the use of any common area in the said Mall or elsewhere, by LICENSOR or any permitted third party for conducting any programs, shows, recitals, concerts, function, exhibition, display any merchandize, organize any parade, theatre or display, erect and re-erect kiosks or any other use as may be decided by LICENSOR at such times and upon such terms and conditions as the LICENSOR may in its absolute discretion think fit and to receive, retain and appropriate to the LICENSOR all incomes, rents, gains and profits therefrom.

24. The LICENSEE covenants that it shall not make an application and/ or institute any suits, actions or proceedings in any court of law, tribunal or any other legal forum against the LICENSOR for withholding any payments and / or not ceasing to use the Licensed Premises, by challenging the agreed License Fee and CAM charges or its liability to bear and pay taxes/ impositions referred to in this Agreement. Violation of this covenant on part of the LICENSEE shall constitute a Material Breach.

25. The LICENSEE covenants that the License Fee and CAM charges and all other amounts are fair and reasonable and shall be due and payable by the LICENSEE even if there are losses suffered by the LICENSEE in respect of its business within the Licensed Premises and/ or any other business/ activities carried on elsewhere and the LICENSEE covenants not to dispute or challenge the quantum of the License Fee, CAM Charges and all other charges payable by it under this Agreement.

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26. The LICENSEE covenants that whether by virtue of the LICENSOR being entitled to and being paid the Variable License Fees, or for any reason whatsoever, the LICENSOR shall never be responsible or liable in any manner howsoever for any of the business liabilities or losses of any nature whatsoever that may be suffered by the LICENSEE and that the LICENSOR and the LICENSEE shall not be, or deemed to be, carrying on any joint or common business, or joint venture or partnership, or agency or any other like relationship, since this Agreement is a mere leave and license agreement.

27. The LICENSEE covenants that it shall not, without the LICENSOR's prior written consent, use the trademarks or designs or logos of the LICENSOR or the name of the said Mall or any picture or likeness of the said Mall or in its registered or trading name for any advertisement or purpose other than the address and place of business of the LICENSEE.

28. The LICENSEE covenants that it shall at all times remain a company in good standing throughout the License Term. In the event that the LICENSEE is unable to pay its dues, files for protection under any statute, is the subject matter of a winding up process or faces the possibility of being adjudicated as insolvent, this will constitute a Material Breach.

29. Without prejudice to the generality of the above Clause 28, the LICENSEE covenants that it shall at all times remain a company in good standing throughout the License Term. In the event that
    (i) the LICENSEE is unable to pay its dues as a result of which the LICENSEE receives a notice from any of its financial or operating creditors under the Insolvency and Bankruptcy Code 2016 ('the Code'), or
    (ii) the LICENSEE becomes subject to Insolvency Resolution Process under the Code;

    then the same shall constitute Material Breach and this Agreement shall be deemed to have been terminated, upon occurrence of any such event mentioned herein, irrespective of the LICENSEE disputing or contesting (i) or (ii) above as the case may be.

30. The LICENSEE represents that there is no hypothecation or charge created on its stocks, goods & merchandise, equipment's, furniture & fixtures and other movable assets in the Licensed Premises. The LICENSEE covenants not to hypothecate or create any charge on its stocks, goods & merchandise, equipments, furniture & fixtures and other movable assets in the Licensed Premises without prior written approval of the LICENSOR.

31. In case of any hypothecation or charge(s) as referred to in Clause 30 above, the LICENSEE covenants to advise its bankers and /or financers of the terms and conditions of this Agreement and the LICENSOR shall not be responsible for any breach of the agreements the LICENSEE may have entered in to with its bankers and/or financiers. Violation of this covenant on part of the LICENSEE shall constitute a Material Breach.

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32. The LICENSEE covenants that it shall not claim compensation or relief of any kind or any portion or part thereof or share therein in the event of the acquisition or requisition of the Licensed Premises or any part thereof by the Government or the Municipality or any other Public or Local Authority and upon any such acquisition or requisition to remove itself along with its officers, staff, servants and agents and its equipment, furniture, fixture, etc. from the Licensed Premises and to treat this Agreement as terminated or determined and not to claim any compensation or make any claim of any kind or nature whatsoever against the LICENSOR for such termination or determination.

33. The LICENSEE covenants that it shall be liable for all business expenses and statutory liabilities including sales tax, service tax, GST, income tax etc., and any other costs, charges, expenses, duties and levies and obtaining of all licenses, permits, permissions, NOC'S etc. that may be applicable to its running its Permitted Business in the Licensed Premises as per the relevant provisions of law for the time being in force and the LICENSOR has absolutely no liability whatsoever in this regard.

34. That it shall employ its own personnel, contractors and agents for its business at its own cost and shall pay their remuneration when due and be responsible for their safety for which LICENSOR will not be liable in any manner whatsoever.

35. The LICENSEE shall provide to the LICENSOR the names and identifications of the employees working in the Licensed Premises, from time to time. Suitable identification tags/badges shall be provided by the LICENSEE in such manner so as to enable the LICENSOR to positively ascertain whether an individual within the said Mall is an employee of the LICENSEE or not.

36. The LICENSEE shall be responsible for ensuring that its employees, contractors, agents and/or suppliers always behave in an orderly fashion while in the said Mall or the precincts thereof. The LICENSEE shall also be responsible for ensuring that no employee, contractor, agent or supplier of the LICENSEE carries on any dharna, road roko, gherao, agitation, or procession, within the said Mall or in the vicinity thereof. The LICENSEE shall also be responsible for ensuring that its employees do not loiter about the said Mall or enter in or upon the Restricted Areas, or upon such Special Common Areas to which the LICENSEE has no right of enjoyment.

37. The LICENSEE covenants not to use the Licensed Premises as an office, warehouse, factory outlet, discount store, seconds or rejects sale showroom or carry out any clearance sales from the Licensed Premises. Further, the LICENSEE covenants not to distribute any pamphlets, fliers, leaflets, printed ads etc. within or outside the said Mall.

38. That it shall not make any claim against the LICENSOR for any loss or damage to the LICENSEE's furniture, fixture, fittings, equipments, machines, etc., lying in the Licensed Premises whether through leakage or electric current or gas or fire or collapse of the said Mall or any part thereof or any other cause whatsoever or relating to any injury to its servants, officers, agents, patrons, visitors or customers and/or their goods and belongings lying or being in the Licensed Premises/said

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Mall and/or any bodily injury to any person/s in the Licensed Premises/said Mall/said Plot from any cause whatsoever.

39. The LICENSEE covenants that, within 30 (thirty) days from the execution of this Agreement, it shall provide to the LICENSOR, a statement of projected Total Net Sales in a format jointly agreed by both Parties for a period of 36 (thirty six) months from 6th January, 2023 or commencement of Permitted Business, whichever is earlier. It is clarified that the statement describing Total Net Sales will be on monthly basis and comprise of various sub-heads such as sale of goods, sponsorships, proceeds from advertisements, signage income, etc.

40. The LICENSEE covenants that it is under the applicable extant regulatory guidelines, eligible either as the owner or franchisee of the brand '**HomesToLife**' to operate the Permitted Business from the unit and undertakes to obtain all requisite regulatory approvals under the applicable laws to enable it to enter into this Agreement. In the event the LICENSEE fails to confirm its eligibility or fails to obtain requisite approvals then the LICENSOR shall be at liberty to terminate this Agreement and forfeit the Security Deposits paid till date and the LICENSOR shall be free to engage with other prospective licensees in respect of the premises.

XII. REPRESENTATIONS OF THE LICENSEE

The LICENSEE unequivocally represents:

1. The LICENSEE represents that at the time of executing this Agreement its paid up equity capital is over Rs.1,00,00,000/- (Rupees One Crore Only).

2. The LICENSEE is a Company duly organized and validly existing under the laws of India. The LICENSEE has the full legal right, capacity and authority to enter into this Agreement. The execution and delivery of this Agreement by the LICENSEE has been duly authorized by requisite corporate action of the LICENSEE (including any board or shareholder consents as may be necessary).

3. The execution, delivery and performance by the LICENSEE of this Agreement and the compliance by it with the terms and provisions of this Agreement do not and will not violate any provision of its memorandum and articles of association or any other constitutional documents.

4. That the LICENSEE is the owner of or is sufficiently entitled to use all signage and logos that it proposes to use for its Permitted Business from the Licensed Premises and trade under and use the intellectual property in the brand name '**HomesToLife**' as a registered proprietor of the brand name in India under the Trade Marks Act, 1999. The use of brand name '**HomesToLife**' does not infringe the intellectual property of any other person/ entity, whether in India or abroad.

5. The LICENSEE has the financial capacity to meet its capital expenditure and working capital requirements, to carry out its Permitted Business during the term of this Agreement and fulfill all its obligations under this Agreement.

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6. The LICENSEE represents that it shall obtain and maintain at all times all requisite approvals required for carrying on its Permitted Business from the Licensed Premises.

7. The LICENSEE represents that the LICENSEE is in full compliance and/or shall at all times, comply with the FDI regulations, as applicable, prescribed from time to time for retail business in India, during the entire License Term.

XIII. BREACH AND CONSEQUENCES

In the event of a breach of a covenant (not specified as being a Material Breach) by the LICENSEE or breach of any of the terms and conditions of this Agreement, the LICENSOR shall give the LICENSEE a notice of such breach. The LICENSEE shall rectify such breach (such rectification shall be referred to as "**Cure" or "Cured**") within a period of 30 (thirty) days ("**Cure Period**"). Should such breach be Cured by the LICENSEE within the Cure Period (including by payment of any compensation), the Agreement shall continue as envisaged herein. In case the LICENSEE fails to Cure the breach within the Cure Period, the breach will then constitute a Material Breach.

XIV. MATERIAL BREACH

In addition to the Material Breaches specified elsewhere in this Agreement, breach of any of the instances given below shall constitute a "**Material Breach**" and the consequences of Material Breach as stated in Clause XV (CONSEQUENCES OF MATERIAL BREACH) shall ensue.

a) Failure to commence Fit-Outs within 30 (thirty) days from the Commencement Date.

b) The LICENSEE fails to complete Fit-Outs and commence its operations from the Licensed Premises within 30 (thirty) days after expiry of the Fit-Out Period, notwithstanding any payments made by the LICENSEE under this Agreement.

c) The LICENSEE effects any structural change, cutting, chopping, digging, hacking, dismantling in any manner or form or destruction in any manner or form of the floors or walls of the Licensed Premises and/or in the said Mall and/or the said Plot.

d) The LICENSEE at any time during the term of this Agreement, reduces it's paid up equity capital to less than Rs.1,00,00,000/- (Rupees One Crore Only). In case the paid up equity capital of the LICENSEE is reduced below Rs.1,00,00,000/- (Rupees One Crore Only) this Agreement would be deemed to be automatically terminated one week prior to such reduction in equity capital.

e) Any act or omission on the LICENSEE's part, which in any manner interferes with or otherwise adversely affects the business of the said Mall shall be construed as an act of sabotage and shall be considered a Material Breach hereof.

f) The LICENSEE delays and/or makes short payments towards any dues payable to the LICENSOR beyond 60 (sixty) days.

g) Breach of any representation or covenant by the LICENSEE.

OFFBEAT DEVELOPERS PVT. LTD.

New Century Trading India Private Limited Chennai

Any indulgence shown by LICENSOR to the LICENSEE at any time, including by condoning any breach, shall be without prejudice to any rights of the LICENSOR under the terms of this Agreement and shall not be used as a ground of defense by the LICENSEE in a court of law.

XV. CONSEQUENCES OF MATERIAL BREACH:

In the event of a Material Breach by the LICENSEE, the LICENSOR may at its sole option, exercise any (one or more) or all of the following rights:

1. The LICENSOR or any person or persons duly authorized by it in that behalf shall have the absolute right to withhold/withdraw permission to the LICENSEE and its staff, servants and agents from opening, entering, using or opening the Licensed Premises.

2. In addition to other rights and remedies available to the LICENSOR under law and this Agreement, the LICENSOR shall be at liberty to disconnect chilled water supply for air conditioning of the Licensed Premises and all utility services, including electricity, water supply gas, other utilities and other Mall services utilities to the Licensed Premises, without any further notice and prejudice to the LICENSOR's right to recover the amount of arrears, interest and re-connection charges. By doing so, the LICENSOR shall have no responsibility or liability for any loss or damage caused to the LICENSEE and the LICENSEE shall not make any claim whatsoever against the LICENSOR as a result of such action.

3. The LICENSOR may at its sole option, in addition to its right to appoint an observer, appoint an independent third party proposed by the LICENSOR which will oversee and manage the Permitted Business. The LICENSEE hereby irrevocably consents to such third party's staff supervising the other staff and management of the Permitted Business (including but not limited to deposit of funds, opening and closing the Licensed Premises, etc.) and hereby undertakes to do all such acts and deeds as may be necessary to permit the said staff to carry on the functioning of the Permitted Business from the Licensed Premises. Further, in the event of any unpaid dues, such third party firm may at its own option, deposit or cause the LICENSEE to deposit the entire sales proceeds in the LICENSOR's account until such time as all dues from the LICENSEE are recovered in full, to which the LICENSEE has given its consent.

4. Notwithstanding anything else mentioned in this Agreement, in case of a Material Breach by the LICENSEE, the LICENSOR shall be entitled to terminate this Agreement forthwith at any time including during the Lock-in Period, without giving any notice to the LICENSEE.

XVI. RIGHTS OF PARTIES TO TERMINATE:

1. The LICENSEE agrees not to terminate this Agreement from the Commencement Date i.e. from 8th October, 2022 till 5th October, 2024 ("Lock-in Period") for any reason whatsoever.

OFFBEAT DEVELOPERS PVT. LTD.

New Century Trading India Private Limited Chennai

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2. Notwithstanding anything stated in this Agreement, the LICENSOR will be entitled to terminate this Agreement forthwith at any time during the License Term including during the Lock-in Period, without giving any notice in case of a Material Breach by the LICENSEE.

3. At any time after the Lock-in Period, the LICENSEE shall be entitled to terminate this Agreement by giving 3 (three) months' notice to the LICENSOR.

4. At any time after 21 (twenty one) months from the Commencement Date, the LICENSOR shall be entitled to terminate this Agreement by giving 3 (three) months' notice to the LICENSEE.

XVII. CONSEQUENCES OF TERMINATION AND/OR EXPIRY:

In the event of termination and/or expiry of this Agreement, the LICENSOR may, at its sole option, exercise any (one or more) or all of the following:

1. If the LICENSEE terminates this Agreement during the Lock-in Period or if for reasons of Material Breach, this Agreement is terminated by the LICENSOR, the LICENSOR shall be entitled to forfeit the entire Security Deposits, retain all the Fit Out Works carried out by the LICENSEE without any compensation and claim additional compensation including the Fixed License Fees, CAM Charges and all other applicable charges/levies for the balance License Term.

2. In the event of the termination of the license granted under this Agreement for any reason whatsoever, including by efflux of time, the LICENSOR or any person or persons duly authorized by it in that behalf, shall be entitled to prevent the LICENSEE and its owners, directors, representatives, officers, staff, employees, servants and agents etc. from entering the Licensed Premises, the said Mall and said Plot.

3. In the event of termination of the license granted under this Agreement due to any unpaid License Fee or other amounts payable to the LICENSOR under this Agreement, the LICENSOR shall have an automatic lien over all the stocks, goods & merchandise, equipments, furniture & fixtures, other movable assets and properties of the LICENSEE within the Licensed Premises till the due amount is paid by the LICENSEE to the LICENSOR. The LICENSOR shall be entitled to take possession of all the property/material within the Licensed Premises and shall be fully and absolutely entitled to remove, sell, transfer all the property stocks, goods and merchandise, equipments, furniture and fixtures, other movable assets and properties etc. as it may in its sole discretion deem appropriate to recover its dues, without any notice to the LICENSEE. The LICENSOR shall not be held responsible for any apparent diminution in value to the property or damage to the reputation of the LICENSEE or its goods/property.

4. The LICENSEE shall continue to be liable for any balance dues and the same shall be recovered from the LICENSEE with interest at the rate of 18% per annum and if such arrears remain outstanding beyond 30 (thirty) days, then the LICENSEE shall be liable to pay such arrears together with interest thereon at the rate of 24% per annum, compounded quarterly for each financial accounting period, till the date of

OFFBEAT DEVELOPERS PVT. LTD.

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payment. The computation shall be on the basis of 360-day year comprising twelve 30-(thirty) day months. The LICENSOR has the right to not allow the LICENSEE to remove its property, stocks, goods & merchandise, equipments, furniture and fixtures, other movable properties etc. from the Licensed Premises or the property till all the due amounts are paid in full to/recovered by the LICENSOR. The LICENSOR may at any time move any such property without any liability on its part and entirely to the costs and consequences of the LICENSEE.

5. The LICENSOR shall be entitled to adjust all monies deposited by the LICENSEE with the LICENSOR under this Agreement against all sums due to the LICENSOR without any limitation, including License Fees and CAM charges for the remaining period of the License Term, taxes, interests, damages etc. In the event the arrears of License Fees, or any other sum due and payable and the above mentioned costs exceed the amount deposited as security with the LICENSOR, then the LICENSEE shall pay to the LICENSOR to the extent of such amounts due to the LICENSOR over and above such sums deposited by the LICENSEE with the LICENSOR.

THE SEAL OF THE SUB-REGISTRAR, KURLA No. 3 ... DIST. (BANDRA)

6. Subsequent to the termination of this Agreement for any reason whatsoever, including expiry by efflux of time, the LICENSEE shall on or before the expiry date or within such period from termination date as intimated by the LICENSOR, as the case may be, remove its staff, signage, stocks, goods & merchandise, equipments, furniture and fixtures, other movable assets and properties etc. (hereinafter referred to as the "**said goods**") from within the Licensed Premises except the flooring, façade, false ceiling, wiring and cabling installed by the LICENSOR, without in any way damaging the Licensed Premises. The LICENSOR may at its sole discretion permit the LICENSEE to access the Licensed Premises post expiry or earlier termination to remove its said goods at such times as advised by the LICENSOR and in the presence of the LICENSOR'S representative before the LICENSOR exercises its right to take custody/remove/relocate the said goods. In the event that the LICENSEE fails to comply with the above, the LICENSOR shall in addition to any other rights and remedies the LICENSOR may have in accordance to the provisions of this Agreement or at law or in equity, shall have the right to prevent entry, to the Licensed Premises, take custody of the said goods and also the right, but not an obligation, to remove and relocate, at the cost and consequences of the LICENSEE, all stocks, goods and merchandise, equipment, furniture and fixtures, other movable properties etc. to any other place as the LICENSOR may deem appropriate. In case, post taking custody of the said goods, the LICENSOR decides to relocate the said goods, the same shall be stored in a godown/warehouse / any other storage area which shall be sealed after the said goods are stored therein. An inventory of the said goods shall be prepared and signed and witnessed jointly by an authorized representative of the LICENSOR and an independent witness. In case the LICENSEE fails to take away the said goods within a period of 21 days from the date of intimation by the LICENSOR regarding the LICENSOR taking custody of the said goods in the Licensed Premises/removal of said goods, from the Licensed Premises the LICENSOR shall be at liberty and shall at its discretion dispose of the said goods in any manner whatsoever on such terms as the LICENSOR may determine, by public auction or private treaty or otherwise howsoever in any manner whatsoever without further notice to the LICENSEE or any other person, and in the event of such sale, the LICENSOR shall pay to the LICENSEE the net proceeds of such sale if any, after deducting therefrom the costs of such sale and all monies that may be

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New Century Trading India Private Limited Chennai

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payable by the LICENSEE to the LICENSOR under this Agreement and thereupon the LICENSOR shall be discharged from all other liabilities, if any, pertaining to the said goods. However, after appropriating the net proceeds of the sale towards the payments due and payable by the LICENSEE to the LICENSOR under this Agreement, if there is any shortfall, then the LICENSEE shall be liable to make good such shortfall to the LICENSOR within 30 (thirty) days from the date of the LICENSOR demanding the same. In the event the LICENSEE fails to pay such shortfall within the stipulated days, the LICENSEE shall be liable to pay interest thereon @24% p.a. till date of full payment. Further, the LICENSEE shall have no claim and hold the LICENSOR harmless and indemnify the LICENSOR from any claim, as a consequence of any action taken by it, pursuant to the provisions of this Agreement.

Upon termination of this Agreement for any reason whatsoever, including by efflux of time, the LICENSOR shall be entitled at any time to induct a new licensee into the Licensed Premises on terms and conditions as it may deem fit. These rights of the LICENSOR are, however, in addition to and without prejudice to all its other rights as mentioned in this Agreement.

8. If the LICENSEE delays to remove itself from the Licensed Premises on the termination or earlier determination of the license granted under this Agreement including by efflux of time, for any reason whatsoever, then without prejudice to any other rights and remedies the LICENSOR may have in accordance with the provisions of this Agreement or at law or in equity, the LICENSEE will be considered to be in illegal and unauthorized occupation and a trespasser in the Licensed Premises and shall be liable to pay an additional compensation of Rs.362/- (Rupees Three Hundred Sixty Two only) per sq. ft. on the chargeable area per month (to the extent of Rs.558/- (Rupees Five Hundred Fifty Eight only) per sq. ft. on the carpet area per month) in addition to the last payable Fixed License Fee/Variable License Fees till such time as the LICENSEE is in illegal use of the Licensed Premises. This additional compensation will increase at a compounded rate of 2% per month of the then prevalent additional compensation during the illegal occupation of the Licensed Premises. The LICENSEE agrees and undertakes that the above additional compensation payable by it is by way of compensation and/or mesne profits and/or liquidated damages only, which is not in the nature of penalty, but only is a pre-determined reasonable compensation. This right is cumulative and is in addition to any other rights and remedies the LICENSOR may have in accordance with the provisions of this Agreement or at law or in equity.

XVIII. LIMITATION OF LICENSOR'S LIABILITY

Under no circumstances, including for gross negligence or breach, shall the LICENSOR be liable for any special, indirect or consequential damages, including, but not limited to, loss of profit, loss of use, loss of revenues or damages to business or reputation of the LICENSEE or of any third party caused by any act of omission/commission of any visitor, employee, licensee, consultant or independent contractor, or any third party whether appointed by the LICENSOR or not. The LICENSOR shall not be liable for any death, damage, injury or loss (whether to person or property) resulting from any event, including but not limited to any short circuit of electrical wiring, explosion, falling plaster or slabs, escape/release of gas, fumes, water (whether arising from leakage or

defect of the piping, wiring, and sprinkler system or otherwise) or other such occurrence or for any death, damage, injury or loss (whether to person or property) caused by any other person howsoever and whosesoever or for any diminution or obstruction of light, air or view by any buildings or structures that may be erected within or adjacent to the said Mall; or for any actions, claims, damages, destruction, injury litigation, loss theft etc. as may arise for any cause whatsoever relating to any property or person of the LICENSEE or any other person, arising out of or in connection with the Licensed Premises.

XIX. INDEMNITY

Without prejudice to the other provisions of this Agreement and/or any other rights of the LICENSOR, the LICENSEE shall indemnify and keep indemnified the LICENSOR from and against any and all actions, suits, claims, proceedings, costs, damages, judgements, amounts paid in settlement and expenses (including, without limitation, attorneys fees and disbursements) (collectively **"Loss"**) relating to or arising out of:

i. any inaccuracy in or breach of the representations, warranties, terms, undertakings or covenants made by the LICENSEE herein whether express or implied; or

ii. any other conduct by the LICENSEE or its employees, agents or delegates as a result of which, in whole or in part, the LICENSOR is made a party to, or otherwise incurs any Loss pursuant to, any action, suit, claim or proceeding arising out of or relating to any such conduct; or

iii. any contravention of Laws resulting to any action or proceedings taken against the LICENSOR in connection with any such contravention or alleged contravention by the LICENSEE.

iv. negligence of the LICENSEE, resulting from any claim made against the LICENSOR including through any claim made by third parties, because of any act or omission on the part of the LICENSEE its servants, agents, patrons, visitors or customers.

XX. REPRESENTATIONS OF THE LICENSOR

1. On the LICENSEE paying the LICENSOR, the License Fees and other charges regularly and on observing and performing all the terms, conditions and covenants hereof, the LICENSEE shall be entitled to peacefully conduct business from the Licensed Premises during the License Term.

2. The LICENSOR has not entered into any agreement for sale/transfer/lease/leave and license of the Licensed Premises in favour of any third party or parties thereof so as to prejudice its right to give the Licensed Premises on leave and license basis to the LICENSEE.

3. The LICENSOR has full authority and power to enter into this Agreement and shall be entitled to create security by way of mortgage/charge in or upon the said Mall or any part thereof in favour of any bank/financial institution for the purpose of raising finance.

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4. The LICENSOR, shall subject to the LICENSEE being in full compliance of its financial and other obligations under this Agreement, endeavor to keep/maintain the said Mall in good order.

5. In the event any leakage/seepage or bursting of water/sanitary pipes, the LICENSOR shall repair the same within a reasonable period of time. During such period, the LICENSEE shall under no circumstances be entitled to claim any loss, rebate, reduction or waiver of any amounts payable under this Agreement for any property or loss during the period of such repair.

6. The LICENSOR shall, subject to compliance with the terms of this Agreement (including timely and full payment by the LICENSEE to the LICENSOR of all dues under this Agreement), provide all services as required under this Agreement.

XXI. **STANDARD OF THE SAID MALL**

1. In view of the fact that the said Mall is styled as a premium destination, the LICENSEE acknowledges that it is critical to have a collection of retailers whose products and merchandise complements the other occupants. The LICENSEE agrees that it will to its best endeavor ensure that it will utilize the services of a good reputed interior designer and contractor for fitting out the Licensed Premises and use materials of quality standards for the same, its products and merchandise are successful and are appreciated by the customers/visitors and shall implement suggestions made by the management of the said Mall with respect to the layout, front elevation, product mix in the Licensed Premises. The LICENSEE shall ensure that the front facade, interior design, display, signage, aesthetics and the store format are of international standards and not inferior in any manner to the stores of **'HomesToLife'** worldwide (if applicable). The LICENSEE shall introduce all its future products in the Licensed Premises simultaneously with its international launch (if applicable).

2. Notwithstanding anything to the contrary contained elsewhere in the Agreement in case the average Variable License Fees is less than 60% of the Fixed License Fees in any 12 (twelve) month period, the LICENSOR shall at anytime thereafter, be entitled, at its option to terminate this Agreement and not continue with the Agreement for the balance License Term.

3. a. Notwithstanding anything to the contrary contained elsewhere in the Agreement, in case the average sales per square foot of the LICENSEE in any 12 (twelve) month period is amongst the bottom 10 (ten) either (i) compared with other stores in the said Mall or (ii) among stores in the same or similar category of business in the said Mall or (iii) among stores on the same floor of the said Mall, then the LICENSOR shall at any time thereafter, be entitled, at its option to determine this Agreement and not continue with the Agreement for the balance License Term.

   b. Notwithstanding anything to the contrary contained elsewhere in the Agreement, if LICENSEE fails to achieve & maintain average annual sales of Rs.20,000/- (Rupees Twenty Thousand Only) per square feet per annum on carpet area (Optimum Annual Sales) from the Licensed Premises in the License term, then LICENSOR shall have a right to review the annual Sales of LICENSEE at any time post (12) twelve

OFFBEAT DEVELOPERS PVT. LTD.

New Century Trading India Private Limited Chennai

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month of the License and upon review if it is observed that the annual sales for any(12) twelve month period during the License term is less than Optimum Annual Sales agreed, then LICENSOR shall be entitled, at any time thereafter at its sole option, to terminate this Agreement and not continue with the Agreement for the balance License Term.

4. If the LICENSOR is of the view that the Permitted Business being carried out from the Licensed Premises is not upto the expected standards in terms of merchandise, quality of goods and services, sales per square foot, visual merchandising, upkeep and maintenance of the Licensed premises, adherence of rules and regulations as per Mall Handbook, it may issue notice of such inefficient management to the LICENSEE. If the LICENSEE fails to rectify such shortcomings as specified in such notice by the LICENSOR, the LICENSOR may appoint an independent industry expert to conduct a detailed study of the operations of the LICENSEE and make recommendations to improve the management of the Permitted Business of the LICENSEE to meet the expected standards. Such recommendations will be adhered to by the LICENSEE expeditiously and diligently. Failure of the LICENSEE to comply with such recommendations within 60 (sixty) days of such recommendations may at the option of the LICENSOR constitute a Material Breach.

5. The LICENSEE agrees that the LICENSOR shall have the option to relocate the LICENSEE anywhere in the said Mall at any time after the first 12 (twelve) months from the Commencement Date by giving three months' notice to the LICENSEE without assigning any reason for the same. In such an event, the LICENSOR shall pay to the LICENSEE relocation compensation at the rates as follows:

Timing of Re-Location	Compensation
Any time within 13 – 24 months (both months inclusive)	Depreciated Value of Fit Outs Works, subject to a maximum of Rs. 750/- (Rupees Seven Hundred and Fifty Only) per square foot on carpet area.
Any time within 25 - 36 months (both months inclusive)	Depreciated Value of Fit Outs, subject to a maximum of Rs. 375/- (Rupees Three Hundred and Seventy Five Only) per square foot on carpet area.
Any time within 37-59 months (both months inclusive)	Depreciated Value of Fit Outs, subject to a maximum of Rs. 187.50 (Rupees One Hundred Eighty Seven and Paise Fifty Only) per square foot on carpet area.

In the event of such relocation, all the fit-out works carried out by the LICENSEE in the Licensed Premises including without limitation, flooring, false ceiling, interior fit-outs, furnitures, fittings and fixtures, civil finishes, store front façade, internal façade, internal wiring, internal firefighting equipment, internal smoke detector equipment, internal air handling units, etc. shall vest with the LICENSOR.

It is agreed by and between the Parties hereto that failure of the LICENSEE to comply with such re-location within the 3 (three) month notice period may, at the option of the LICENSOR, constitute a Material Breach.

XXII. MISCELLANEOUS

New Century Trading India Private Limited Chennai

1. The LICENSEE shall provide unconditional store gift vouchers amounting of Rs.5000/- (Rupees Five Thousand only) per month i.e. 5 unconditional store gift vouchers in the denominations of Rs.1,000/- each per month to the LICENSOR to aide promotion of the said Mall commencing from 6th January, 2023 till the end of the License Term. These gift vouchers shall be valid for the entire License Term and will be allocated to shoppers through contests/competitions conducted by the LICENSOR or any other method deemed fit/appropriate by the LICENSOR at its sole discretion.

2. The LICENSEE shall carry out a half page advertisement announcing the launch of the store (Licensed Premises) in the said Mall within 30 (Thirty) days of the Licensed Premises being operational in any one of the top three English national daily newspapers. The LICENSEE shall participate proactively in the marketing plan of the said Mall and brand building activities of the said Mall. The LICENSEE is aware that the LICENSOR is running a loyalty program and a gift card program in the said Mall. The LICENSEE undertakes to participate in such loyalty programs, reward point programs, gift card programs implemented by the LICENSOR and further undertakes to support the programs by providing full front end as well as back end support and giving timely details of bill wise sales to aid the said Mall to certify customer spends and/or the reward points earned by the customer in the loyalty programs etc.

3. Any indulgence shown by LICENSOR to the LICENSEE at any time shall be without prejudice to any rights of the LICENSOR under the terms of this Agreement and shall not be used as a ground of defense by the LICENSEE in a court of law.

4. No failure by the LICENSOR to exercise any or more of the rights conferred upon it by this Agreement or to insist upon the observance of any covenant by the LICENSEE shall amount to waiver of such right or acceptance of such non-observance by the LICENSEE. Furthermore, no waiver by the LICENSOR of breach of any covenant, obligation or provision contained in this Agreement shall operate as waiver of another breach of the same or of any covenant, obligation or provision of this Agreement, express or implied.

5. The rights and obligations of the LICENSOR under this Agreement, which by their nature survive the termination of this Agreement, shall not be extinguished by termination of this Agreement.

6. The LICENSOR may transfer its right, title, interest or management in the said Mall, said Plot or part thereof, without any prior consent of the LICENSEE.

7. Upon the occurrence of any of the Force Majeure events like but not limited to, fire, accident, riots, flood, earthquake, storm, terrorist activities, war, Act of God, which results in closure of business of the LICENSEE in the Licensed Premises, it shall be declared an event of Force Majeure. It is clarified that a Force Majeure event will be declared as such only if such an event affects the physical condition of the Licensed Premises resulting in the LICENSEE being unable to use or have access to the Licensed Premises but such event shall not include any other event such as but not limited to business recession, economic breakdown or strikes. In such event of Force Majeure, the LICENSEE shall give to LICENSOR a period of 12 (twelve) months

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from the date of such event to restore / rehabilitate the Licensed Premises or part thereof in a way to enable the LICENSEE to commence its business. In the event the LICENSOR is unable to restore / rehabilitate the Licensed Premises or part thereof, the LICENSEE shall be entitled to terminate this Agreement. The LICENSOR shall be allowed a further period of 90 (Ninety) days to refund the balance Security Deposits after adjusting the same for any outstanding payments due from the LICENSEE.

8. The license granted by the LICENSOR to the LICENSEE is for permissive occupation and use of the Licensed Premises, and all terms and conditions of this Agreement agreed upon between the Parties have been truly, fully and completely set out herein. Neither Party shall set up or plead any oral or collateral agreement or arrangement between the Parties hereto, varying the terms hereof. This Agreement maybe amended, varied or modified with the mutual consent of the Parties and no such amendment, variation or modification shall be valid unless an amendment agreement/addendum is signed by or on behalf of both Parties recording such amendment, variation or modification. For abundant clarity, it is clarified that any correspondence/agreement/document/letter/email that may be executed or issued by any employee/representative of LICENSOR containing any amendment/variation/modification to the terms of this Agreement will in the absence of such amendment agreement/addendum and a valid board resolution deemed to be invalid. It is further clarified that a variation of upto 2 % of the carpet area of the Licensed Premises is acceptable to both Parties. The certificate confirming the carpet area of the Licensed Premises is annexed hereto as **Annexure "C"**.

9. Any and all work carried out by the LICENSEE in the Licensed Premises will be in accordance with the permissions obtained by the LICENSEE from the local municipal authorities and other statutory authorities, if required. Upon request, a copy of all such permissions shall be marked as true copy and handed over to the LICENSOR prior to commencement of Fit-out Work/renovation work.

10. If as a result of any legislation, the LICENSEE becomes entitled to continue the use and occupation of the Licensed Premises beyond the License Term, this Agreement shall be deemed to have been terminated prior to such legislation coming into force.

11. The terms and conditions of this Agreement and all other information will be kept confidential by the both Parties, their respective agents, employees and representatives and will not be disclosed in any manner whatsoever, in whole or in part, irrespective of the continuity hereof.

12. If any provision of this Agreement is declared by any judicial or any competent authority to be void, voidable, illegal or otherwise unenforceable, such provisions shall be construed in a manner that most nearly gives effect to the original intent of unenforceable provision or at the discretion of the LICENSOR it may be severed from this Agreement and the remaining provisions of this Agreement shall remain in full force and effect.

13. Stamp duty, registration or any other charges, including without limitation GST statutorily payable to government or local Authorities, on this Agreement or duplicates, and any increases thereon for any reason whatsoever, shall be borne and paid solely by the LICENSEE. For the purpose of calculating stamp duty payable on

New Century Trading India Private Limited Chennai

this Agreement, the LICENSEE has estimated its average monthly Total Net Sales during the Term at Rs.1,18,52,883/-. In the event the Total Net Sales actually achieved by the LICENSEE during the License Term of this Agreement or upto the date of its earlier termination, as the case may be, are higher than the Total Net Sales estimated herein resulting in additional stamp duty becoming payable on this Agreement, the LICENSEE agrees to unconditionally pay to the LICENSOR such additional stamp duty, within 3 days of being notified by the LICENSOR to do so. In case the LICENSEE fails to do so, the LICENSOR shall be entitled to forthwith deduct the additional stamp duty payable on this Agreement from the Security Deposits of the LICENSEE and deposit the same with the statutory authorities.

It is hereby agreed by and between the Parties hereto that the courts at Mumbai shall have exclusive jurisdiction.

Anti-Bribery and Corruption clause

1. The LICENSEE and its Business Partners or Vendors or any Third Parties dealing with the LICENSOR agrees and undertakes that it has during the process of negotiations and finalization of the contractual/business terms and shall during the course of the Agreement, abide by all Anti-Bribery and Corruption Laws of the land including but not limited to:

   i. The Prevention of Corruption Act, 1988 and or any other Anti-Bribery and Corruption law related acts and/or any amendment or modification of such Acts/Laws from time to time;

   ii. Any and all Anti-Bribery and Corruption laws and or regulations currently applicable or may be applicable due to change in regulatory landscape in any jurisdiction which may be applicable to the respective Business Partners, Vendors or any Third Party dealing with the Company, for the terms of implementation of this Agreement or any agreement to be entered into pursuant to it; and

   iii. In sum and substance the foreign Anti-Bribery and Corruption laws i.e. United States Foreign Corrupt Practices Act ('FCPA'), United Kingdom Bribery Act ('UKBA') and The Canadian Corruption of Foreign Public Officials Act ('CFPOA');

2. The LICENSEE and its Business Partners, Vendors or Third Parties agrees and confirms that it or any associated person/third party has not made, offered, paid, promised or authorized, and will not make, offer, pay, promise or authorize, or commit any act, including but not limited to gifts or anything of value directly or indirectly, to influence a decision or gain an improper or unfair advantage in promoting, enhancing or retaining business for the work/business dealing for LICENSOR. This includes obtaining licenses or regulatory approvals, preventing negative government actions, reducing taxes, avoiding duties or customs fee, or blocking a competitor from bidding on business.

3. Gifts or other considerations (including cash) may be construed as bribes and may be to public officials or private parties.

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4. The LICENSEE and its Business Partners, Vendor and Third Parties agrees and undertakes that it shall maintain accurate books and records pertaining to this Agreement.

5. The LICENSEE and its Business Partners, Vendor and Third Parties also agrees and undertakes to provide all information related to any potential violation of the above laws, if it happens, and shall allow LICENSOR or any third party, who will be under non-disclosure agreement with Business Partner, Vendor or Third Party, appointed and authorized by LICENSOR to audit its books and records, if any such incident happens.

16. The LICENSEE and its Business Partners, Vendor and Third Party also undertakes that it will make sure that the staff or team members or associated persons who will be performing the said agreement will comply with LICENSOR's Anti Bribery and Corruption Policy and Code of Conduct Policy ('referred as Policies') in sum and substance, which its staff, team members and associated persons performing the said Agreement have read, understood and signed in acknowledgement and will not violate LICENSOR's Policies or any applicable Anti-Corruption Laws. If there is any non-compliance by any team member of LICENSOR's Policies while executing the assignment the Business Partners, Vendor and Third Party shall be responsible and liable for the same.

17. Any notice or other communication that may be given by one Party to the other shall always be in writing and shall be served either by (i) hand delivery duly acknowledged; or (ii) sent by registered post with acknowledgment due; or (iii) by Courier at the respective addresses set out herein below or at such other address as may be subsequently communicated by one Party to the other in writing as set out herein.

LICENSOR:	**OFFBEAT DEVELOPERS PRIVATE LIMITED**
Address:	C/o Market City Resources Private Limited, Shree Laxmi Woollen Mills Estate, R.R Hosiery Building, 2nd Floor, Opp. Shakti Mills, Dr. E. Moses Road, Mahalaxmi, Mumbai - 400 011.
LICENSEE:	Newcentury Trading (India) Private Limited
Address:	SVM-TULIP, Door No.1/615 Gandhi Street, Jalladianpet Chennai Chennai TN 600100 and also at 5th floor, Main Building, Guna Complex, New No. 443 & 445, Mount Road, Teynampet, Chennai - 600 018
Attention:	Director

18. This Agreement embodies the entire, sole and exclusive agreement and understanding between the Parties hereto with regard to the subject matter and supersedes and cancels all the prior discussions, negotiations, agreements and understandings between the Parties, whether written or oral. Nothing contained in

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this Agreement shall constitute a partnership or a joint venture between the Parties or any of them and no Party shall hold itself out as an agent for the other Party.

19. This Agreement shall be governed by and construed in accordance with the laws of India and those of the State of Maharashtra.

20. The LICENSOR states that Permanent Account Number (PAN) allotted to the LICENSOR is AAACO5140L.

21. The LICENSEE states that Permanent Account Number (PAN) allotted to the LICENSEE is AAHCN6451E.

22. The LICENSEE states that Tax Deduction Account Number (TAN) allotted to the LICENSEE is ______________

23. The LICENSEE states that Goods and Service Tax Number allotted to the LICENSEE in the State of Maharashtra is ______________.

SCHEDULE "A"

The Licensed Premises being Unit No.F-67,68,69 admeasuring 5117 square feet, carpet area equivalent to 7880 square feet chargeable area on the First Floor (Ground Floor as per BMC plan) of the Mall built on plot bearing CTS Nos. 124/A, 124/C, 124/D to 124/E and 124/F situated at L. B. S. Marg, Kurla (West), Mumbai - 400 070.

IN WITNESS WHEREOF the Parties have hereto set and subscribed their respective hands the day and year first hereinabove written.

SIGNED AND DELIVERED)
by the within named "LICENSOR")
OFFBEAT DEVELOPERS PRIVATE LIMITED)
by the hands of its Authorised Signatory)
Mr. Amit Kumar)
in the presence of)
______________)

For Offbeat Developers Private Limit
Director/Authorised Signat



SIGNED AND DELIVERED)
by the within named "LICENSEE")
Newcentury Trading (India) Private Limited)
by the hands of its Authorized Signatory)
Mr. Lee Kwok Loong)
in the presence of)
______________)



THE SEAL OF THE SUB-REGISTRAR, KURLA NO. 3, MUMBAI SUBURBAN DIST. (BANDRA)

New Century Trading India Private Limited Chennai

ANNEXURE -A

PLAN OF THE LICENSED PREMISES

ANNEXURE B

BOARD RESOLUTION

ANNEXURE - C

CERTIFICATE CONFIRMING THE CARPET AREA OF LICENSED PREMISES

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ANNEXURE – D

FORMAT OF MONTHLY SALES STATEMENT

Total Net Sales as per Clause V A.4(a):

Month	Gross Sales (Total Sales before Discount & Returns)	Discount	Returns	Net Sales (Gross Sales minus Discount and Returns)	Goods & Service Tax (GST) on Net Sales	Billed Value
	A	B	C	=A-B-C	D	=A-B-C+D

Online Sales/Online Sales/ e- commerce Sales / Sales through any other medium as per Clause V A.4 (b):

Applicable clause and sub clause no. as per LLA to be mentioned here	Month	Gross Sales (Total Sales before Discount & Returns)	Discount	Returns	Net Sales (Gross Sales minus Discount and Returns)	Goods & Service Tax (GST) on Net Sales	Billed Value
		A	B	C	=A-B-C	D	=A-B-C+D
V-A.4(b)(i)							
V-A.4(b)(ii)							
V-A.4(b)(iii)							
V-A.4(b)(iv)							
V-A.4(b)(v)							
V-A.4(b)(vi)							
V-A.4(b)(vii)							
Any sales through any other medium							



New Century Trading India Private Limited ★ Chennai
OFFBEAT DEVELOPERS PVT. LTD.
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THE LICENSED PREMISES
CARPET AREA = 5117 SQ.FT.
CHARGEABLE AREA = 7530 SQ.FT.
UNIT NO. F- 67,68,69.
FIRST FLOOR
PHOENIX MARKETCITY MUMBAI, KURLA, MUMBAI-400070
PHOENIX
MARKETCITY-KURLA
N
THE SEAL OF THE SUB-REGISTRAR, KURLA NO. 3
MUMBAI SUBURBAN DIST. (BANDRA)
ANNEXURE

Offbeat Developers

10 / 08 / 2022

Certificate Confirming Area

This is to certify that the carpet area of unit no. E-67,68,69 located on the FIRST floor of Phoenix Market City - Kurla, Mumbai is 5117 square feet as verified at site.

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Sincerely,

Suhail

Architect Suhail Siddiqui

THE SEAL OF THE SUB-REGISTRAR KURLA NO. 3 MUMBAI SUBURBAN DIST. (BANDRA)

Offbeat Developers Pvt. Ltd.
Registered Office : C/o. Market City Resources Pvt. Ltd., Shree Laxmi Woollen Mills Estate, R. R. Hosiery Building, Gr. Floor, Opp. Shakti Mills, Off Dr. E. Moses Road, Mahalaxmi, Mumbai - 400 011. Tel - +91 - 22 - 3001 6600 Fax - +91 - 22 - 3001 6601
E-mail : marketing.mumbai@phoenixmarketcity.in Web: www.phoenixmarketcitymumbai.in CIN No.: U55200MH2000PTC124192
Site Office : Phoenix Marketcity, L.B.S. Marg, Kurla (West), Mumbai - 400 070. Tel - +91 - 22 - 6180 1000

NEW CENTURY

Newcentury Trading India Private Limited
SVM-TULIP, Door No.1/615 Gandhi Street, Jalladianpet
Chennai 600 100

CIN: U74999TN2021FTC144120

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CERTIFIED TRUE COPY OF THE RESOLUTION PASSED BY THE BOARD OF DIRECTORS OF NEWCENTURY TRADING INDIA PRIVATE LIMITED BY CIRCULATION ON 01 AUGUST 2022

"**RESOLVED THAT** in supersession of all earlier resolutions passed in this regard, **Mr Lee Kwok Loong (Li Guolong), Manager - Corporate Legal (HTL Manufacturing Pte Ltd)** Authorised Signatory of the Company, be hereby authorised to negotiate, finalise and accept the terms and conditions as may be in the best interests of the Company, sign and execute Agreements for Sale, Letter of intents (LOIs), Leave and License Agreements, Termination Agreements, Deed of Amendment, Addendums, Agreements for Lease, Lease Deed and any other documents, as may be required in connection with sale/lease/Leave & License of units in situated at "**Unit No.F-67,68,69 on the First floor, Phoenix Market City, L.B.S Marg, Kurla (W), Mumbai 400 070**".

RESOLVED FURTHER THAT Mr Lee Kwok Loong (Li Guolong), Manager - Corporate Legal (HTL Manufacturing Pte Ltd) Authorised Signatory of the Company, be hereby authorized to present and lodge in the office of the Sub-Registrar of Assurances or such other registering authorities for registering the documents executed in this regard, on behalf of the Company and to appear before him to admit the execution thereof and to appear before any such statutory/ Government Authorities, if necessary, and to do all such acts, deeds and things as may be required to give effect to the Resolution.

RESOLVED FURTHER THAT Mr Lee Kwok Loong (Li Guolong), Manager - Corporate Legal (HTL Manufacturing Pte Ltd) Authorised Signatory of the Company, be hereby authorized to execute Power of Attorney and /or issue letter(s) of authority thereby delegating, empowering and authorizing any employee of the Company or any other person to do any or all of the acts, deeds and exercise Powers as are envisaged in the Resolution.

RESOLVED FURTHER THAT the Common Seal of the company be affixed on the relevant documents, if required, in presence of any one of the Directors or the Authorised Signatory of the Company, who shall sign the same in token thereof, pursuant to the Articles of Association of the Company.

RESOLVED FURTHER THAT a certified copy(ies) of this Resolution be provided to all concerned under the hand of a Director or Company Secretary of the Company."

//CERTIFIED TRUE COPY//

THE SEAL OF THE SUB-REGISTRAR, KURLA No. 3, MUMBAI SUBURBAN DIST. (BANDRA)

For **NEWCENTURY TRADING INDIA PRIVATE LIMITED**

VIVEK HANUMANTHA RAO
DIRECTOR
DIN: 0801867

NEW CENTURY TRADING INDIA PRIVATE LIMITED CHENNAI 600 100